                                                                     EXHIBIT 4.2


                              LIQUIDITY AGREEMENT

                          dated as of November 7, 1994

                                     among



                                NFC ASSET TRUST,

                                  As Borrower


                       The Several Lenders Party Hereto,

                                 CHEMICAL BANK,
                            BANK OF AMERICA ILLINOIS
                          THE BANK OF NOVA SCOTIA and
                   MORGAN GUARANTY TRUST COMPANY OF NEW YORK,

                                As Co-Arrangers,

                                      and


                                 CHEMICAL BANK,

                            As Administrative Agent

                               TABLE OF CONTENTS


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
SECTION 1.            DEFINITIONS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

          1.1         Defined Terms   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
          1.2         Other Definitional Provisions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

SECTION 2.            AMOUNT AND TERMS OF COMMITMENTS AND LOANS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

          2.1         Commitment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
          2.2         Evidence of Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
          2.3         Pro Rata Revolving Loans; Procedures for Pro Rata Revolving Loans   . . . . . . . . . . . . . . . . .  3
          2.4         Non-Pro Rata Revolving Loans by Non-Extending Lenders   . . . . . . . . . . . . . . . . . . . . . . .  4
          2.5         Non-Pro Rata Reserve Account Loans by Downgraded Lenders  . . . . . . . . . . . . . . . . . . . . . .  5
          2.6         Procedures for Non-Pro Rata Revolving Loans and Non-Pro Rata Reserve Account Loans  . . . . . . . . .  8
          2.7         Refunding Loans; Procedure for Refunding Loan Borrowings  . . . . . . . . . . . . . . . . . . . . . .  9
          2.8         Additional Commitments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
          2.9         Commitment Fees   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
          2.10        Termination or Reduction of Commitments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
          2.11        Conversions and Continuations   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
          2.12        Prepayments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
          2.13        Interest Rates and Payment Dates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
          2.14        Computation of Interest and Commitment Fee  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
          2.15        Pro Rata Treatment and Payments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
          2.16        Inability to Determine Interest Rate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
          2.17        Illegality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
          2.18        Requirements of Law   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
          2.19        Withholding Tax Exemption   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
          2.20        Indemnity   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
          2.21        Securities Law and other Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
          2.22        Proceeds; Application of Funds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
          2.23        Extensions of Expiration Date and Expiry Dates  . . . . . . . . . . . . . . . . . . . . . . . . . .   24
          2.24        Replacement of a Lender   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25

SECTION 3.            ISSUANCE OF COMMERCIAL PAPER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26

SECTION 4.            REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27

          4.1         Trust Existence; Compliance With Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
          4.2         Power; Authorization; Enforceable Obligations   . . . . . . . . . . . . . . . . . . . . . . . . . .   28
          4.3         No Legal Bar  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
          4.4         No Material Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
          4.5         No Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
          4.6         Security Interest   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
          4.7         Taxes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29





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
          4.8         Federal Regulations   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
          4.9         ERISA   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
          4.10        Securities Laws   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
          4.11        Ownership of Equity Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
          4.12        Collateral Trust Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
          4.13        Financial Condition of the Borrower   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30

SECTION 5.            CONDITIONS PRECEDENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30

          5.1         Conditions to Effectiveness   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
          5.2         Conditions Precedent to Initial Credit Utilization  . . . . . . . . . . . . . . . . . . . . . . . .   30
          5.3         Conditions Precedent to Each Credit Utilization   . . . . . . . . . . . . . . . . . . . . . . . . .   33
          5.4         Conditions Precedent to Making of Each Refunding Loan, Non-Pro Rata
                        Revolving Loan or Initial Non-Pro Rata Reserve Account Loan   . . . . . . . . . . . . . . . . . .   36
          5.5         Failure to Reach Effective Date   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
          5.6         Conditions Precedent to the Purchase by the Borrower of Receivables   . . . . . . . . . . . . . . .   37
          5.7         Conditions Precedent to the Purchase by the Borrower of the Trust
                        Wholesale Certificate   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
          5.8         Conditions Precedent to Initial Financing Loan and Increases in
                        the Financing Loan Principal Amount   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
          5.9         Conditions Precedent to Wholesale Certificate Advances  . . . . . . . . . . . . . . . . . . . . . .   42

SECTION 6.            AFFIRMATIVE COVENANTS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43

          6.1         Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
          6.2         Certificates; Other Information   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
          6.3         Maintenance of Existence; Compliance with Contractual Obligations,
                        Requirements of Law   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
          6.4         Payment of Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
          6.5         Inspection of Property; Books and Records; Discussions  . . . . . . . . . . . . . . . . . . . . . .   45
          6.6         Notices   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
          6.7         Settlement Date Reconciliation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46

SECTION 7.            NEGATIVE COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46

          7.1         Limitation on Activities of the Borrower  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
          7.2         Limitation on Indebtedness, Guarantee Obligations   . . . . . . . . . . . . . . . . . . . . . . . .   46
          7.3         Limitation on Liens   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
          7.4         Limitation on Investments, Loans and Advances   . . . . . . . . . . . . . . . . . . . . . . . . . .   47
          7.5         Limitation on Fundamental Changes and Sale of Assets  . . . . . . . . . . . . . . . . . . . . . . .   47
          7.6         Limitation on Payments, Capital Expenditures  . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
          7.7         Other Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47





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
          7.8         Commercial Paper Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
          7.9         Amendment of Organizational Certificate   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50

SECTION 8.            EVENTS OF DEFAULT   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50

SECTION 9.            THE ADMINISTRATIVE AGENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   53

          9.1         Appointment   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   53
          9.2         Delegation of Duties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   54
          9.3         Exculpatory Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   54
          9.4         Reliance by Administrative Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   54
          9.5         Notice of Default; Other Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55
          9.6         Non-Reliance on Administrative Agent and Other Lenders  . . . . . . . . . . . . . . . . . . . . . .   55
          9.7         Indemnification   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   56
          9.8         Administrative Agent in Its Individual Capacity   . . . . . . . . . . . . . . . . . . . . . . . . .   56
          9.9         Successor Administrative Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   57
          9.10        Administrative Agent's Fee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   57

SECTION 10.           MISCELLANEOUS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   57

          10.1        Amendments and Waivers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   57
          10.2        Notices   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   59
          10.3        No Waiver; Cumulative Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   60
          10.4        Survival of Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   60
          10.5        Payment of Expenses and Taxes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   60
          10.6        Successors and Assigns; Participation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   61
          10.7        Adjustments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   64
          10.8        Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   64
          10.9        Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   64
          10.10       GOVERNING LAW   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   64
          10.11       Acknowledgements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   65
          10.12       Submission To Jurisdiction; Waivers   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   65
          10.13       WAIVERS OF JURY TRIAL   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   65
          10.14       No Bankruptcy Petition  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   65
          10.15       Limited Recourse  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   66
          10.16       Further Assurances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   66
          10.17       Confidentiality   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   66
          10.18       Limitation of Liability   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   67

SCHEDULES:

Schedule I        Commitments
Schedule II       Participation Fees
Schedule III      Trust Wholesale Certificate Criteria



EXHIBITS:

Exhibit A         Form of Addendum
Exhibit B         Form of Collateral Trust Agreement
Exhibit C         Form of Administration Agreement
Exhibit D         Form of Trust Agreement
Exhibit E         Form of Financing Loan and Security Agreement
Exhibit F         Form of Trust Servicing Agreement
Exhibit G         Form of Trip Servicing Agreement
Exhibit H         Form of Receivables Purchase Agreement
Exhibit I         Form of Retail Receivables Purchase Agreement
Exhibit J         Form of Lease Receivables Purchase Agreement
Exhibit K         Form of Depositary Agreement
Exhibit L         Forms of Opinions of Kirkland & Ellis
Exhibit M         Form of Opinion of Delaware Counsel to Borrower
Exhibit N         Form of Opinion of Counsel to NFC
Exhibit O         Form of Opinion of Counsel to the Owner Trustee
Exhibit P         Form of Opinion of Counsel to the Collateral Trustee
Exhibit Q         Form of Opinion of Special Counsel to the Lenders
Exhibit R         Form of Opinion of Counsel to U.S. Lenders
Exhibit S         Form of Opinion of Counsel to non-U.S. Lenders
Exhibit T         Form of Assignment and Acceptance
Exhibit U         Form of Note
Exhibit V         Forms of Opinions of Kirkland and Ellis
Exhibit W         Form of Opinion of Counsel to NFC


APPENDIX:

Appendix A -      Definitions

        LIQUIDITY AGREEMENT, dated as of November 7, 1994, among NFC ASSET TRUST, a Delaware business trust (the "Borrower"), the several banks and financial institutions parties to this Agreement (each, a "Lender"), the co-arrangers named on Schedule I (the "Co- Arrangers") and CHEMICAL BANK, a New York banking corporation, as administrative agent for the Lenders (in such capacity, together with any successor or assign in such capacity, the "Administrative Agent").

        The parties hereto hereby agree as follows:


        SECTION 1.  DEFINITIONS

        1.1 Defined Terms. Capitalized terms used in this Agreement shall have the respective meanings assigned to such terms in Appendix A unless otherwise defined herein.

        1.2   Other Definitional Provision.    Unless otherwise specified
therein, all terms defined in this Agreement shall have the defined meanings when used in the Basic Documents or any certificate or other document made or delivered pursuant hereto or thereto.

        (b) As used herein and in the Basic Documents, and in any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Borrower not defined in subsection 1.1, and accounting terms partly defined in subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

        (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

        (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.


        SECTION 2.  AMOUNT AND TERMS OF COMMITMENTS
                    AND LOANS

        2.1   Commitment.    Subject to the terms and conditions hereof, each
Lender agrees, severally and not jointly, to make loans ("Loans") to the Borrower from time to time during the period from the Effective Date to and including the Expiry Date of such Lender's Commitment in an aggregate principal amount at any one time outstanding not to exceed the amount of such Lender's Commitment, which Loans shall be Revolving Loans, Refunding Loans, Non-Pro Rata Revolving Loans or Non-Pro Rata Reserve Account Loans, as designated by the Borrower in accordance with the terms hereof. During the period from the

Effective Date to the Expiry Date of any Commitment the Borrower may use such Commitment by borrowing, prepaying the Loans in whole or in part and reborrowing, all in accordance with the terms and conditions hereof.

        (b) The Revolving Loans may from time to time be (i) Eurodollar Loans or (ii) ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with subsections 2.3 and 2.11; provided that all Revolving Loans made pursuant to the same Borrowing shall be of the same Type. Each Revolving Loan made by any Lender shall be converted on such Lender's Expiry Date to, and be treated for all purposes thereafter as, a Non-Pro Rata Revolving Loan.

        (c) The Refunding Loans shall be ABR Loans. The Borrower shall pay each Refunding Loan in accordance with the provisions of the Collateral Trust Agreement to the extent that funds are available therefor; provided that the final maturity date of each Refunding Loan shall be the Final Scheduled Maturity Date. Refunding Loans may be converted to Revolving Loans pursuant to subsection 2.11(a).

        (d) The Non-Pro Rata Revolving Loans and Non-Pro Rata Reserve Account Loans may from time to time be (i) Eurodollar Loans or (ii) ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with subsections 2.6 and 2.11. The Borrower shall pay each Non-Pro Rata Revolving Loan in accordance with the provisions of the Collateral Trust Agreement to the extent that funds are available therefor; provided that the final maturity date of each Non-Pro Rata Revolving Loan shall be the Final Scheduled Maturity Date. The Non-Pro Rata Reserve Account Loans made by any Lender shall mature on the Expiry Date of such Lender; provided that all or a portion of each Non-Pro Rata Reserve Account Loan may be converted to a Non-Pro Rata Revolving Loan in accordance with subsection 2.5(f).

        (e) No Lender shall be required to make a Revolving Loan if the conditions precedent set forth in subsection 5.3 have not been satisfied.

        (f) No Lender shall be required to make a Refunding Loan if the conditions precedent set forth in subsection 5.4 have not been satisfied. Each Refunding Loan shall be made by the Lenders notwithstanding (i) any set-off, counterclaim or defense to payment which the Lenders may have against the Borrower or (ii) except as set forth in subsection 5.4, the occurrence of a Default or Event of Default.

        2.2 Evidence of Indebtedness. (a) The Borrower hereby unconditionally promises to pay to each Lender on the Final Scheduled Maturity Date the unpaid principal amount of each Loan in immediately available funds at the office of the Administrative Agent. The Borrower hereby further agrees to pay interest in immediately available funds at the office of the Administrative Agent on the unpaid principal amount of such Loans from time to time from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in subsection 2.13.

        (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to the appropriate lending office of such Lender resulting from each Loan made by such lending office of such Lender from time to time, including amounts of principal and interest payable and paid to such lending office of such Lender from time to time under this Agreement.

        (c) The Administrative Agent shall maintain the Register pursuant to subsection 10.6(d), and a subaccount for each Lender, in which Register and subaccounts (taken together) shall be recorded (i) the amount of each Loan made hereunder, the Type of each Loan made and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof.

        (d) The entries made in the Register and accounts maintained pursuant to paragraphs (b) and (c) of this subsection 2.2 shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such account, such Register or such subaccount, as applicable, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to the Borrower by such Lender in accordance with the terms of this Agreement.

        2.3 Pro Rata Revolving Loans; Procedures for Pro Rata Revolving Loans. Borrowings of Revolving Loans may be made on any Business Day. When the Borrower wishes to borrow Revolving Loans, it shall give the Administrative Agent (a) in the case of a Borrowing of ABR Loans, irrevocable written or telephonic notice (confirmed in writing) not later than 11:00 a.m., New York City time, on the requested Borrowing Date, or (b) in the case of a Borrowing of Eurodollar Loans, irrevocable written notice not later than 11:00 a.m., New York City time, three Working Days prior to the requested Borrowing Date, in each case specifying (i) the requested Borrowing Date (which in the case of a Borrowing of ABR Loans shall be a Business Day and in the case of a Borrowing of Eurodollar Loans shall be a Working Day), (ii) the amount to be borrowed, which shall be in an aggregate principal amount equal to $10,000,000 (or such lesser amount as may be needed to satisfy the Borrower's obligation under subsection 6.7 or as is remaining available under the Aggregate Commitments) and integral multiples of $1,000,000 in excess thereof and (iii) that the Borrowing is to be of Revolving Loans and whether the Borrowing is to be initially maintained as ABR Loans or Eurodollar Loans. Upon receipt of such notice from the Borrower, the Administrative Agent shall promptly notify each Lender thereof. Except as otherwise provided in subsections 2.4 and 2.5 with respect to Non-Extending Lenders and Downgraded Lenders, each Lender will make its Commitment Percentage of all ABR Loans requested to be made on any Borrowing Date available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent specified in subsection 10.2 in funds immediately available to the Administrative Agent (a) prior to 3:00 p.m., New York City time, on the requested Borrowing Date, if a notice from the Administrative Agent requesting such Borrowing is received by such Lender prior to 12:00 Noon, New York City time, on the requested Borrowing Date, or (b) prior to 10:00 a.m., New York City time, on the Business Day following such requested Borrowing Date, if a notice from the Administrative Agent requesting such Borrowing is received by such Lender after 12:00 Noon, New York City time, on the requested Borrowing Date. Except as otherwise provided in subsections
2.4 and 2.5 with respect to Non-Extending Lenders and Downgraded Lenders, each Lender will make its Commitment Percentage of all Eurodollar Loans requested to be made on any Borrowing Date available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent specified in subsection 10.2 prior to 11:00 a.m., New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Subject to satisfaction of the applicable conditions set forth in subsection 5.3, and except as otherwise provided in subsections 2.4 and 2.5, the Administrative Agent will make each Borrowing of Revolving Loans available to the Borrower by directly depositing in the Collateral Account, for application in accordance with the Collateral Trust Agreement on the relevant Borrowing Date, the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.

        2.4 Non-Pro Rata Revolving Loans by Non-Extending Lenders. Subject to the limitations imposed by subsection 2.1, if any Lender shall not have consented to the extension of its Expiry Date pursuant to subsection 2.23 (such Lender, a "Non-Extending Lender"), unless the Borrower shall have replaced or removed such Non-Extending Lender pursuant to subsection 2.24 or the Face Amount of outstanding Commercial Paper is less than or equal to the Available Commitments of the Extending Lenders (and any replacement Lenders for Non-Extending Lenders), on the fifth Business Day immediately preceding such Non-Extending Lender's Expiry Date the Borrower shall request such Non-Extending Lender to make, and on such Expiry Date such Non-Extending Lender shall make in accordance with the provisions hereof, a Loan (a "Non-Pro Rata Revolving Loan") in an amount equal to the lesser of (i) the Available Commitment of such Non-Extending Lender and (ii) the product of (A) the Exit Percentage of such Non-Extending Lender and (B) the excess, if any, of (x) the Face Amount of outstanding Commercial Paper as of such fifth preceding Business Day over (y) the Available
Commitments of the Extending Lenders as of such fifth preceding Business Day (and of any replacement Lenders for Non-Extending Lenders); provided, however, that if the Borrower shall have requested prior to such Expiry Date from each of the Rating Agencies written confirmation that the failure to request such a Loan will not result in the reduction or withdrawal of its then current rating, if any, of the Commercial Paper, and if such written confirmation is received by the Borrower on or prior to such fifth preceding Business Day, the Borrower shall not be obligated to request, and such Non-Extending Lender shall not be obligated to make, such Loan. The Borrower shall make any such request to the Rating Agencies at least fifteen days prior to such fifth Business Day. After such Borrowing or, if there is no such Borrowing, after such Non-Extending Lender's Expiry Date, such Non-Extending Lender shall have no further obligation under its Commitment to make Loans. The proceeds of any such Non-Pro Rata Revolving Loan shall be deposited in the Non-Pro Rata Funding Account and, in accordance with subsection 6(b) of the Depositary Agreement, shall be applied, to the extent of such proceeds, by the Depositary, prior to its application of any other funds then available to it, to pay maturing Commercial Paper. The Borrower shall cause the Administrator to use its reasonable efforts (without the expenditure of money for the sole purpose of inducing such replacement) to replace a Non-Extending Lender which would be obligated to make a Non-Pro Rata Revolving Loan prior to such Non-Extending Lender's Expiry Date.

        2.5   Non-Pro Rata Reserve Account Loans by Downgraded Lenders.    On
the 60th day (or if such day is not a Business Day, the next succeeding Business
Day) after any Lender becomes a Downgraded Lender (or on such earlier day as may be necessary to prevent a reduction in the ratings of the Commercial Paper), and on each Business Day thereafter, the Borrower (i) unless (A) the Borrower shall have replaced such Downgraded Lender pursuant to subsection 2.24 or (B) the Face Amount of outstanding Commercial Paper on such Business Day shall be an amount less than or equal to the Available Commitments of the Non-Downgraded Lenders (and any replacement Lenders for the Downgraded Lenders), shall request such Downgraded Lender to make, and if such request is made, such Downgraded Lender shall make in accordance with the provisions hereof, a Loan (a "Non-Pro Rata Reserve Account Loan") in an amount such that the aggregate outstanding amount of such Downgraded Lender's Non- Pro Rata Reserve Account Loans equals the lesser of (A) such Downgraded Lender's Commitment Percentage of the Utilized Available Commitments on such Business Day (such Downgraded Lender's "Required Reserve Account Funded Amount") and (B) the excess, if any, of (x) the Commitment of such Downgraded Lender over (y) the aggregate principal amount of such Lender's Revolving Loans and Refunding Loans then outstanding and (ii) may request such Downgraded Lender to make, and if such request is made, such Downgraded Lender shall make, a Non-Pro Rata Reserve Account Loan in an amount such that the aggregate outstanding amount of such Downgraded Lender's Non-Pro Rata Reserve Account Loans equals the lesser of (A) the Reserve Account Pre-Funded Amount notified to such Downgraded Lender by the Borrower pursuant to paragraph (b) of this subsection and (B) the excess, if any, of (x) the Commitment of such Downgraded Lender over (y) the aggregate principal amount of such Lender's Revolving Loans and Refunding Loans then outstanding; provided however, that the Borrower shall request prior to such 60th day from each of the Rating Agencies written confirmation that the failure to request such Non-Pro Rata Reserve Account
Loans will not result in the reduction or withdrawal of its then current rating, if any, of the Commercial Paper, and if such written confirmation is received by the Borrower prior to such 60th day, the Borrower shall not request, and such Downgraded Lender shall not be obligated to make, such Non-Pro Rata Reserve Account Loans. The Borrower shall make such request to the Rating Agencies at least fifteen days prior to such 60th day.

        (b) In accordance with the provisions of subsection 2.6, the Borrower may request that on each Settlement Date each Downgraded Lender make a Non-Pro Rata Reserve Account Loan in an amount such that the aggregate outstanding amount of such Downgraded Lender's Non-Pro Rata Reserve Account Loans equals such Downgraded Lender's Commitment Percentage of the Borrower's good faith estimate of the maximum amount of the Utilized Available Commitments during the Accrual Period commencing on such Settlement Date (with respect to such Accrual Period, such Downgraded Lender's "Reserve Account Pre-Funded Amount").

        (c) All proceeds of any such Non-Pro Rata Reserve Account Loans shall be remitted by the Administrative Agent to the Collateral Trustee and deposited by the Collateral Trustee in the Reserve Account. After any such Borrowing, such Downgraded Lender shall receive no Commitment Fees with respect to the portion of its Commitment represented by funds on deposit in the Reserve Account.

        (d) After any Downgraded Lender makes a Non-Pro Rata Reserve Account Loan and so long as such Downgraded Lender remains a Downgraded Lender, (i) all Refunding Loans which such Lender would otherwise have been required to make on or prior to its Expiry Date (A) shall be made by withdrawing funds on deposit in the Reserve Account with respect to such Downgraded Lender, (B) will increase the Refunding Loans of such Downgraded Lender by the amount so withdrawn and (C) will reduce the Non-Pro Rata Reserve Account Loan of such Downgraded Lender by the amount so withdrawn, and (ii) any amount which would have otherwise been applied to repay the principal amount of any outstanding Refunding Loans of such Downgraded Lender prior to such Downgraded Lender's Expiry Date or, if earlier, the date the Commitments shall have been terminated pursuant hereto, (A) will be deposited in the Reserve Account, (B) will reduce the Refunding Loans of such Downgraded Lender by the amount so deposited and (C) will increase the Non-Pro Rata Reserve Account Loan of such Downgraded Lender by the amount so deposited.

        (e) Each Non-Pro Rata Reserve Account Loan shall mature on the Expiry Date of the related Lender. The Borrower shall instruct the Collateral Trustee to withdraw the entire amount on deposit in the Reserve Account with respect to any Downgraded Lender from the Reserve Account in accordance with subsection
5.7 of the Collateral Trust Agreement and to pay such amount to such Downgraded Lender as a repayment of the Non-Pro Rata Reserve Account Loan of such Downgraded Lender on the Expiry Date of such Downgraded Lender (unless such Downgraded Lender would be required to make a Non-Pro Rata Revolving Loan pursuant to subsection 2.4, in which case, a portion of such amount equal to the amount of such required Non-Pro Rata Revolving Loan shall be deposited in the Non-Pro Rata Funding Account and thereafter be treated as a Non-Pro Rata Revolving Loan hereunder) or, if earlier, the date on which the Commitments are terminated pursuant hereto.

        (f) If, on any Settlement Date, the amount on deposit in the Reserve Account with respect to any Downgraded Lender exceeds the greater of (i) the Reserve Account Pre-Funded Amount with respect to such Downgraded Lender for the Accrual Period commencing on such Settlement Date and (ii) the Required Reserve Account Funded Amount with respect to such Downgraded Lender on such Settlement Date, then the Borrower shall instruct the Collateral Trustee to withdraw from the Reserve Account and pay, and the Collateral Trustee shall withdraw from the Reserve Account, in accordance with subsection 5.7 of the Collateral Trust Agreement, and pay, to such Downgraded Lender such excess as a repayment of the Non-Pro Rata Reserve Account Loans of such Downgraded Lender.

        (g) If the commercial paper or short term deposit ratings of any Downgraded Lender are restored to or confirmed at A-1 by S&P and P-1 by Moody's, then (i) the Borrower shall instruct the Collateral Trustee to withdraw the entire amount on deposit in the Reserve Account with respect to such Lender from the Reserve Account in accordance with subsection 5.7 of the Collateral Trust Agreement and to pay such amount to such Lender as a repayment of its Non-Pro Rata Reserve Account Loans and (ii) such Lender shall no longer be a Downgraded Lender hereunder.

        (h) If, on any Settlement Date following the expiration of the 60-day period (or any shorter period referred to in subsection 2.5(a)) occurring after any Lender became a Downgraded Lender and before such Downgraded Lender has been replaced in accordance with subsection 2.24, such Downgraded Lender becomes an Excluded Downgraded Lender, then the Borrower shall instruct the Collateral Trustee to withdraw the entire amount on deposit in the Reserve Account with respect to such Excluded Downgraded Lender from the Reserve Account in accordance with subsection 5.7 of the Collateral Trust Agreement and to pay such amount to such Excluded Downgraded Lender as a repayment of the Non-Pro Rata Reserve Account Loan of such Excluded Downgraded Lender on such Settlement Date (unless such Excluded Downgraded Lender would be required to make a Non-Pro Rata Revolving Loan pursuant to subsection 2.4 (assuming, for purposes of this paragraph (h), that the Expiry Date of such Excluded Downgraded Lender shall be deemed to occur on such Settlement Date), in which case, a portion of such amount equal to the amount of such required Non-Pro Rata Revolving Loan shall be deposited in the Non-Pro Rata Funding Account and be treated as a Non-Pro Rata Revolving Loan hereunder).

        (i) The Borrower may on any Settlement Date elect to make a non-pro rata reduction of the amount of the Maximum Aggregate Commitment by making a pro rata reduction or termination of the Commitments of the Downgraded Lenders which are obligated to make Non-Pro Rata Reserve Account Loans. If the Borrower shall make such election, the Borrower shall instruct the Collateral Trustee to withdraw from the Reserve Account and pay, and the Collateral Trustee shall withdraw from the Reserve Account, in accordance with subsection
5.7 of the Collateral Trust Agreement, and pay, to each Downgraded Lender which has made Non-Pro Rata Reserve Account Loans, the difference between the amount on deposit in the Reserve Account with respect to such Downgraded Lender and the Required Reserve Account Funded Amount with respect to such Downgraded Lender (after giving effect to such reduction of the Commitments) as a repayment of the Non-Pro Rata Reserve Account Loans of such Downgraded Lender.

        2.6 Procedures for Non-Pro Rata Revolving Loans and Non-Pro Rata Reserve Account Loan. With respect to a Non-Pro Rata Revolving Loan to be made by a Non-Extending Lender or a Non-Pro Rata Reserve Account Loan to be made by a Downgraded Lender pursuant to subsection 2.4 or 2.5, the Borrower shall give the Administrative Agent, (a) in the case of an ABR Loan, irrevocable written or telephonic notice (confirmed in writing) not later than 10:00 a.m., New York City time, on the requested Borrowing Date or (b) in the case of a Eurodollar Loan, irrevocable written notice not later than 10:00 a.m., New York City time, three Working Days prior to the requested Borrowing Date, in each case specifying (i) the requested Borrowing Date (which in the case of an ABR Loan shall be a Business Day and in the case of a Eurodollar Loan shall be a Working
Day), (ii) the name of the Lender from which such Loan is being requested,
(iii) the principal amount of the Non-Pro Rata Revolving Loan or Non-Pro Rata Reserve Account Loan required by subsection 2.4 or 2.5 and (iv) whether such Non-Pro Rata Revolving Loan or Non-Pro Rata Reserve Account Loan is to be initially maintained as an ABR Loan or a Eurodollar Loan. Upon receipt of such notice from the Borrower, the Administrative Agent will promptly notify such Non-Extending Lender or Downgraded Lender. Each such Non-Extending Lender or Downgraded Lender will make the requested Non-Pro Rata Revolving Loan or Non-Pro Rata Reserve Account Loan, as the case may be, available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent specified in subsection
10.2 in funds immediately available on the requested Borrowing Date to the Administrative Agent. The Administrative Agent will make each Borrowing of Non-Pro Rata Revolving Loans and Non-Pro Rata Reserve Account Loans available to the Borrower by directly depositing in the Non-Pro Rata Funding Account and the Reserve Account, respectively, the amounts so made available to the Administrative Agent and in like funds as received by the Administrative Agent.

        2.7 Refunding Loans; Procedure for Refunding Loan Borrowings. (a) If, on any Business Day that Commercial Paper matures, the sum of (i) all amounts on deposit in the Non-Pro Rata Funding Account and (ii) the aggregate net amount of proceeds received by the Borrower from the issuance of additional Commercial Paper is insufficient to repay in full the Face Amount of all Commercial Paper maturing on such day (the excess of the amount required to pay in full all such Commercial Paper maturing on such day, including any interest due thereon, over the net amount to be obtained by the issuance of Commercial Paper on such day and the amount of funds to be applied from the Non-Pro Rata Funding Account on such day, a "Commercial Paper Deficit"), the Borrower shall request the Collateral Trustee to transfer on such day funds to satisfy the Commercial Paper Deficit from the Collateral Account to the Commercial Paper Account. The excess, if any, of the Commercial Paper Deficit for any day over the aggregate amount to be applied to the Commercial Paper Deficit by transfer from the Collateral Account pursuant to subsection 5.3(a)(xiii)(B) of the Collateral Trust Agreement on such day, is referred to herein as the "Remaining Commercial Paper Deficit." If, on any Business Day that Commercial Paper matures, a Remaining Commercial Paper Deficit exists, each Lender shall, upon the request of the Depositary to the Administrative Agent pursuant to paragraph
(c) below, as attorney-in-fact for the Borrower, and subject to the limitations imposed by subsection 2.1, make a Refunding Loan in an aggregate principal amount equal to the product of such Lender's Commitment Percentage and the Remaining Commercial Paper Deficit.

        (b) Borrowings of Refunding Loans may be made on any Business Day under the circumstances set forth in paragraph (a) above; provided that, the Depositary, as attorney-in-fact of the Borrower, shall give irrevocable written or telephonic notice to the Administrative Agent (confirmed in writing) prior to 12:15 p.m., New York City time, on the requested Borrowing Date, specifying
(i) the requested Borrowing Date, (ii) the amount to be borrowed and (iii) that the Borrowing is to be of Refunding Loans. The Administrative Agent shall promptly prior to 12:30 p.m., New York City time, notify each Lender of the receipt of such notice. Each Lender will make its Commitment Percentage of each Borrowing of Refunding Loans available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent specified in subsection 10.2 in funds immediately available to the Administrative Agent prior to 1:00

                                                                              10
p.m., New York City time, on the requested Borrowing Date. Subject to satisfaction of the applicable conditions set forth in subsection 5.4, such Borrowing will then be made available by the Administrative Agent to the Borrower by directly depositing the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent in the Commercial Paper Account.

        (c) If at any time (i) there are ten or more Lenders with Commitments to make Loans hereunder and (ii) with respect to any Borrowing of Refunding Loans, one or more Lenders fails to fund its Commitment Percentage of the Refunding Loans to be provided by the Lenders by 1:15 p.m., New York City time, on any Business Day then, the Administrative Agent shall notify each of the other Lenders which are committed to lend on such day not later than 1:30 p.m., New York City time, on such Business Day and each of such other Lenders shall, before 3:00 p.m., New York City time, on such Business Day, make available to the Administrative Agent at the office of the Administrative Agent set forth in subsection 10.2, in immediately available funds, a Refunding Loan in a principal amount equal to the lesser of (A) such unfunded amount multiplied by a fraction, the numerator of which is the Commitment of such Lender and the denominator of which is the aggregate Commitments with respect to the Lenders committed to lend on such day (less the Commitments of the defaulting Lenders) and (B) the Available Commitment of such Lender. After the Administrative Agent's receipt of such funds, the Administrative Agent will make such funds available to the Borrower by 4:00 p.m., New York City time, by transferring such funds to the Commercial Paper Account. If a Lender which shall have so failed to fund shall subsequently pay such amount, the Administrative Agent shall apply such amount to repay pro rata the additional Refunding Loans made by the Lenders pursuant to such subsequent notice from the Administrative Agent.

        2.8   Additional Commitments.   (a)  Prior to the Wind-Down Date, the
Borrower may, on any Settlement Date, with the consent of the Administrative Agent, add additional Persons which would be Eligible Assignees as Lenders or cause an existing Lender to increase its Commitment; provided, however, that no Person shall be added as a Lender unless such Person delivers to the Rating Agencies such opinions of counsel as may be required by the Rating Agencies as to the enforceability of this Agreement against such Person and each Rating Agency confirms the ratings of the outstanding Commercial Paper, and provided, further, however, that no such increase shall be effected unless after giving effect to such increase, and to any simultaneous issuance of Trust Certificates, the Aggregate OTC Amount shall be at least equal to the Required OTC Amount. Each new Lender and each Lender increasing its Commitment shall become a party hereto or increase its Commitment, as the case may be, by executing and delivering to the Administrative Agent and the Borrower an Addendum.

        (b) To the extent that Non-Extending Lenders shall have outstanding Non-Pro Rata Revolving Loans on the date an additional Person becomes a Lender or an existing Lender increases its Commitment pursuant to subsection 2.8(a), such additional Person or, to the extent of the amount of its increase in Commitment, such existing Lender shall be deemed a replacement bank, in whole or in part, pursuant to subsection 2.24 for such Non-Extending Lenders. If there is more than one such Non-Extending Lender at such time and such additional Person or existing Lender cannot replace such Non-Extending Lenders in whole, then the Borrower shall pay the principal amount of such Non-Extending Lenders' Loans pro rata according to the outstanding amounts thereof.

        2.9 Commitment Fees. The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee (the "Commitment Fee") for the period from and including the Effective Date to and including the date the Commitment of such Lender terminates, computed at the rate of .25% per annum on the average daily amount of the Available Commitment of such Lender and payable quarterly in arrears on the Settlement Dates occurring in April, July, October and January of each year and on the Settlement Date in the month following the month in which the Expiry Date of such Lender occurs for the period (a) in the case of the first such payment, commencing on the Effective Date and ending on the last day of the month preceding the date of such payment and (b) in the case of each subsequent payment, commencing on and including the day following the end of the preceding period for which payment has been made and ending on the last day of the month preceding the date of such payment or the Expiry Date, as the case may be.

        2.10 Termination or Reduction of Commitments. The Borrower shall have the right on any Settlement Date, upon not less than three Business Days' notice to the Administrative Agent and not less than fifteen days' notice to the Rating Agencies, to terminate or, from time to time, reduce the amount of the Maximum Aggregate Commitment; provided that, unless the Borrower receives the written consent of the holders of all outstanding Trust Certificates and the holders of all outstanding Commercial Paper Notes, no such termination or reduction shall be permitted if (a) after giving effect thereto and to all transactions to occur on the effective date thereof, the sum of (i) the Credits Outstanding and (ii) the Interest Component with respect to outstanding Commercial Paper on such date would exceed the Maximum Aggregate Commitment then in effect or (b) such termination or reduction would result in a downgrading, suspension or withdrawal by any Rating Agency of the ratings referred to in subsection 5.3(c) of the outstanding Commercial Paper Notes. Any such reduction shall be in a minimum amount of $25,000,000 and integral multiples of $1,000,000 in excess thereof and shall reduce permanently the Maximum Aggregate Commitment then in effect and, subject to subsection 2.5(j), any such termination or reduction shall be pro rata among the Lenders and shall be effective on the date specified in the Borrower's notice. The reduction of the Maximum Aggregate Commitment to zero pursuant to the terms of this subsection 2.10 shall cause the occurrence of the Expiration Date.

        2.11   Conversions and Continuations.    The Borrower may elect from
time to time to convert Revolving Loans, Non-Pro Rata Revolving Loans and Non-Pro Rata Reserve Account Loans bearing interest at the Eurodollar Rate to ABR Loans, by giving the Administrative Agent at least two Business Days' prior irrevocable notice of such election; provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert Revolving Loans or Refunding Loans bearing interest at the ABR to Revolving Loans bearing interest at the Eurodollar Rate or convert Non-Pro Rata Revolving Loans or Non-Pro Rata Reserve Account Loans bearing interest at the ABR to Eurodollar Loans, in each case by giving the Administrative Agent at least three Working Days' prior irrevocable notice of such election; provided that any such conversion of ABR Loans may be made only on a Working Day. Upon receipt of any such notice of conversion the Administrative Agent shall promptly notify each Lender thereof. All or any part of outstanding Eurodollar Loans or ABR Loans may be converted as provided herein, provided that no Loans bearing interest at the ABR may be converted into Eurodollar Loans when any Default or Event of Default has occurred and is continuing, after giving effect to such conversion, each Eurodollar tranche shall be equal to $10,000,000 and integral multiples of $1,000,000 in excess thereof and no Loans bearing interest at the ABR may be converted into Eurodollar Loans after the date that is one month prior to the Expiration Date.

        (b) Any Eurodollar Loans may be continued as such upon the expiration of the then Interest Period with respect thereto by the Borrower giving notice to the Administrative Agent, in accordance with the applicable provisions of the definition of "Interest Period" set forth in Appendix A; provided that no Eurodollar Loans may be continued at such rate when any Default or Event of Default has occurred and is continuing; provided, further, that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period.

        2.12 Prepayments. The Borrower may, at its option, on any Business Day, prepay the Loans, in whole or in part, without premium or penalty; provided that, in accordance with subsection 2.20, the Borrower shall reimburse each Lender for any loss or expense incurred as a result of any prepayment of a Eurodollar Loan on any day other than the last day of an Interest Period. The Borrower shall give the Administrative Agent irrevocable written notice of its intention to prepay any

Loan not later than 10:00 a.m., New York City time, on the date of such prepayment, specifying the date and amount of prepayment and whether the prepayment is of Revolving Loans or Refunding Loans, or a combination thereof, and, if of a combination thereof, the amount allocable to each. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid. Partial prepayments shall be in an aggregate principal amount of $10,000,000 and integral multiples of $1,000,000 in excess thereof.

        (b) In the event that Credits Outstanding shall on any Settlement Date exceed the Borrowing Base on such Settlement Date, then the Borrower, without notice or demand, shall reduce Credits Outstanding by either setting aside funds in the Principal Subaccount to pay maturing Commercial Paper or immediately prepaying, in accordance with the provisions of subsection 2.15, its Loans in an amount equal to such excess, together with interest earned to such date on the amount prepaid; provided that any such prepayment shall be applied first, to any outstanding Non-Pro Rata Revolving Loans and second, to any outstanding ABR Loans; provided, further that any such prepayment shall be made solely from funds available pursuant to subsection 5.3(a)(xiii) or 5.4(b)(i), as the case may be, of the Collateral Trust Agreement.

        2.13   Interest Rates and Payment Dates.    Subject to paragraph (e) of
this subsection, each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto, from and including the first day thereof to but excluding the last day thereof, at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin. Interest on each Eurodollar Loan shall be payable in arrears on the last day of each Interest Period applicable to such Loan or the day of any prepayment or conversion (on the amount prepaid or converted) and at maturity and, with respect to any Eurodollar Loan having an Interest Period of six months, on the Settlement Date immediately succeeding the day which is three months after the first day of the Interest Period applicable thereto; provided that interest accruing pursuant to paragraph (c) of this subsection shall be payable on demand.

        (b) Subject to paragraph (e) of this subsection, each ABR Loan shall bear interest at a rate per annum equal to the ABR, from and including the date such Loan (or portion thereof) is made or converted into an ABR Loan to but excluding the date of payment or conversion into a Eurodollar Loan; provided that each Refunding Loan shall bear interest at a rate per annum equal to the ABR plus 1% per annum, from and including the date such Refunding Loan is made to but excluding the date of payment or conversion into a Revolving Loan. Interest on each ABR Loan shall be payable monthly in arrears on each Settlement Date, on

                                                                              14
any prepayment or conversion (on the amount prepaid or converted) and at maturity; provided that interest accruing pursuant to paragraph (c) of this subsection shall be payable on demand.

        (c) Subject to paragraph (e) of this subsection, if an Event of Default has occurred and is continuing, then (i) the principal amount of any Loan and (ii) any interest payable thereon which interest has not been paid when due (whether at the stated maturity, by acceleration or otherwise), shall bear interest at a rate per annum which is (x) in the case of principal, the rate that would be otherwise applicable thereto pursuant to the foregoing provisions of this subsection plus 1% from the date of the occurrence of such Event of Default until the earlier of the date on which such amount is paid in full and the date on which such Event of Default is no longer continuing or (y) in the case of overdue interest, the rate described in paragraph (b) of this subsection plus 1% from the date of such non-payment until the date on which such amount is paid in full (after as well as before judgment).

        (d) Additional interest accruing pursuant to subsection 2.13(c) shall be payable solely from funds made available pursuant to subsection 5.3(a)(vi)(J) or 5.3(b)(iii), as the case may be, of the Collateral Trust Agreement.

        (e) Notwithstanding the foregoing, any interest on the Loans (other than Default Interest) that has accrued at a rate per annum in excess of the Program Net Yield on the date such interest is payable hereunder (any such accrued interest, "Special Interest") shall be payable solely from funds made available pursuant to subsection 5.3(a)(vi)(B) of the Collateral Trust Agreement, solely to the extent of any payments made by the Counterparties under the Interest Rate Caps and deposited in the Collateral Account, and funds made available pursuant to subsection 5.3(a)(vi)(H) or 5.3(a)(ix) of the Collateral Trust Agreement.

        2.14   Computation of Interest and Commitment Fee.    Interest on
Eurodollar Loans and on ABR Loans the interest rate of which is calculated by reference to the Federal Funds Effective Rate or the Base CD Rate shall be calculated on the basis of a 360-day year for the actual days elapsed. Interest on ABR Loans the interest rate of which is calculated by reference to the Prime Rate shall be calculated on the basis of a 365- (or, 366-, as the case may be)
day year for the actual days elapsed.   Commitment Fees shall be computed on
the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall promptly notify the Borrower and the Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on any Loan resulting from a change in the ABR or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change in the ABR is announced or such change in the Eurocurrency Reserve Requirements becomes effective, as the case may be. The

Administrative Agent shall promptly notify the Borrower and the Lenders of the effective date and the amount of each such change in the interest rate. Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall promptly deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining each interest rate pursuant to subsection 2.13(a).

        (b) If any Reference Bank's Commitment shall terminate or all its Loans are assigned for any reason whatsoever, such Reference Bank shall thereupon cease to be a Reference Bank and, if, as a result of the foregoing, there shall only be one Reference Bank remaining, the Borrower may, by notice to the Administrative Agent, designate another Lender as a Reference Bank.

        (c) Each Reference Bank shall use its best efforts to furnish quotations of rates to the Administrative Agent as contemplated hereby. If any Reference Bank shall fail to furnish quotations of rates, the rates quoted by the remaining Reference Banks shall be used.

        2.15 Pro Rata Treatment and Payments. (a) Except as otherwise provided in subsections 2.4, 2.5 and 2.23 with respect to Non-Extending Lenders and Downgraded Lenders and subsection 2.24 with respect to the replacement of Lenders, each Borrowing by the Borrower from the Lenders hereunder, each payment (including each prepayment) by the Borrower on account of the principal of and interest on the Loans and on account of any Commitment Fee hereunder and any reduction of the Commitments of the Lenders hereunder pursuant to a reduction of the Maximum Aggregate Commitment shall be made pro rata according to the Commitment Percentages of the Lenders. All payments (including prepayments) to be made by the Borrower on account of principal, interest, fees or otherwise shall be made without set-off or counterclaim in accordance with subsection 5.3 of the Collateral Trust Agreement. If any payment hereunder (other than payments on Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Working Day, the maturity thereof shall be extended to the next succeeding Working Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Working Day.

        (b) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a Borrowing Date that such Lender will not make the amount which would constitute its share of the Borrowing on such Borrowing Date available to the Administrative Agent, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such Borrowing Date, and the Administrative Agent may (but it shall not be required to), in reliance upon such assumption, make available to the Borrower or the Depositary a corresponding amount. If such amount is made available to the Administrative Agent on a date after such Borrowing Date, such Lender shall pay to the Administrative Agent on demand an amount equal to the product of (i) the daily average Federal Funds Effective Rate during such period, times (ii) such Lender's share of such Borrowing, times (iii) a fraction the numerator of which is the number of days that elapse from and including such Borrowing Date to the date on which such Lender's share of such Borrowing shall have become immediately available to the Administrative Agent and the denominator of which is 360. If such Lender's share of such Borrowing is not in fact made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans hereunder, on demand, from the Borrower. If such Lender shall repay to the Administrative Agent such corresponding amount, the principal portion of such amount so repaid shall constitute such Lender's Loan included in such Borrowing for purposes of this Agreement. Until either such Lender repays such amount owing to the Administrative Agent or the Borrower borrows additional Loans hereunder to repay such amount, such advance made by the Administrative Agent shall be deemed to be a Non-Pro Rata Revolving Loan made by the Administrative Agent for all purposes hereunder, earning interest as set forth in the third preceding sentence.

        2.16 Inability to Determine Interest Rate. In the event that, with respect to a proposed or any outstanding Eurodollar Loan, prior to the first day of any Interest Period (including, without limitation, the initial Interest Period):

        (a) the Administrative Agent shall have reasonably determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the London interbank market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period; or

        (b) the Administrative Agent shall have received notice from the Majority Lenders that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period;

then the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as ABR Loans, (y) any Loans that were to have been converted to or continued as Eurodollar Loans on the first day of such Interest Period shall be converted to or continued as ABR Loans and (z) any outstanding Eurodollar Loans shall be converted, on the first day of such Interest Period, to ABR Loans. Until such notice has been withdrawn by the Administrative Agent (which shall be without delay and as soon as practical), no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert ABR Loans to Eurodollar Loans.

        2.17 Illegality. Notwithstanding any other provision herein, if, on or after November 7, 1994, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Eurodollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Lender (or its Eurodollar Lending Office) to make, maintain or fund its Eurodollar Loans and such Lender shall so notify the Administrative Agent, the Administrative Agent shall forthwith give notice thereof to the other Lenders, the Borrower and the Administrator, whereupon the obligation of such Lender to make Eurodollar Loans shall be suspended until such Lender notifies the Borrower, the Administrator and the Administrative Agent that the circumstances giving rise to such suspension no longer exist. Before giving any notice to the Administrative Agent pursuant to this subsection 2.17, such Lender shall designate a different Eurodollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender. If such Lender shall determine that it may not lawfully continue to maintain and fund any of its outstanding Eurodollar Loans to the last days of the then current Interest Rate Periods with respect to such Eurodollar Loans and shall so specify in such notice, such Eurodollar Loans shall be immediately and automatically converted to ABR Loans.

        2.18   Requirements of Law.    If, on or after (x) November 7, 1994,
the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

        (i) shall subject any Lender (or its Applicable Lending Office) to any tax, duty or other charge with respect to its Loans or its obligation to make Loans, or shall change the basis of taxation of payments to any Lender (or its Applicable Lending Office) of the principal of or interest on its Loans or any other amounts due under this Agreement in respect of its Loans or its obligation to make Loans (except for changes in the rate of tax on the overall net income of such Lender or its Applicable Lending Office imposed by the jurisdiction in which such Lender's principal executive office or Applicable Lending Office is located); or

        (ii) shall impose, modify or deem applicable any reserve, special deposit, deposit insurance assessment or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System including, with respect to any Eurodollar Loan, any Eurocurrency Reserve Requirements, but excluding with respect to any ABR Loan the interest rate of which is calculated based on the Base CD Rate any such requirement included in the applicable CD Reserve Percentage or the CD Assessment Rate) against assets of, deposits with or for the account of, or credit extended by, any Lender (or its Applicable Lending Office) or shall impose on any Lender (or its Applicable Lending Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting its Loans or its obligation to make Loans;

and if such Lender determines that the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of making or maintaining any Loan, or to reduce the amount of any sum received or receivable by such Lender (or its Applicable Lending Office) under this Agreement by an amount deemed by such Lender to be material, then such Lender may calculate the additional amount or amounts which will compensate such Lender for such increased cost or reduction and deliver to the Borrower (with a copy to the Administrative Agent) a request for payment thereof accompanied by a statement setting forth the basis for calculating the amount requested (which may include any reasonable averaging and attribution methods). The Borrower shall pay the amount so requested to the Administrative Agent on behalf of such Lender in accordance with subsection 2.18(d).

        (b) If any Lender shall determine that, on or after November 7, 1994, the adoption of any applicable law, guideline, rule or regulation regarding capital adequacy, or any change in any applicable law, guideline, rule or regulation regarding capital adequacy, or any change or clarification in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any

Lender (or its Applicable Lending Office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's or its Parent's capital as a consequence of such Lender's Available Commitment to make Loans under this Agreement to a level below that which such Lender (or its Parent) could have achieved but for such adoption, change or compliance (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then such Lender may calculate the additional amount or amounts which will compensate such Lender (or its Parent) for such reduction and deliver to the Borrower (with a copy to the Administrative Agent) from time to time a request for payment thereof accompanied by a statement setting forth the basis for calculating the amount so requested (which may include any reasonable averaging and attribution methods). The Borrower shall pay such amount so requested to the Administrative Agent on behalf of such Lender in accordance with subsection 2.18(d).

        (c) Each Lender will promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring on or after November 7, 1994, which will entitle such Lender to compensation pursuant to this subsection 2.18 and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender. A certificate as to any additional amounts payable pursuant to this subsection submitted by such Lender (with a copy to the Administrative Agent) to the Borrower shall be conclusive in the absence of manifest error. Any dispute between the Borrower and a Lender with respect to a request for compensation under this subsection 2.18 shall be settled by the Borrower directly with such Lender.

        (d) The obligation of the Borrower to make any payment pursuant to this subsection 2.18 shall be payable solely from amounts available therefor pursuant to Section 5.3(a)(vi)(K) or 5.3(b)(iii), as the case may be, of the Collateral Trust Agreement. The Administrator may, in its sole discretion, pay amounts payable by the Borrower pursuant to this subsection 2.18.

        2.19 Withholding Tax Exemption. At least five Business Days before the first date on which interest or fees are payable under this Agreement for the account of any Lender, each Lender that is not incorporated under the laws of the United States of America or a state thereof agrees that it will deliver to each of the Borrower and the Administrative Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes. Each Lender which so delivers a Form 1001 or 4224 further undertakes to deliver to each of the Borrower and the

Administrative Agent two additional copies of such form (or successor form) on or before the date that such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may reasonably requested by the Borrower or the Administrative Agent, in each case certifying that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender advises the Borrower and the Administrative Agent that it is not capable of receiving such payments without any deduction or withholding of United States federal income tax.

        2.20   Indemnity.    The Borrower agrees to indemnify each Lender and
to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (a) default by the Borrower in payment when due of the principal amount of or interest on any Eurodollar Loan, (b) default by the Borrower in making a Borrowing of any Eurodollar Loan or conversion into or continuation of any Eurodollar Loan after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (c) default by the Borrower in making any prepayment after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (d) the making of a prepayment of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto, including, without limitation, in each case, any such loss (including, without limitation, loss of margin) or expense arising from the reemployment of funds obtained by it or from fees payable to terminate the deposits from which such funds were obtained. Such indemnification shall equal the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. This covenant shall survive the termination of this Agreement and the payment of all amounts payable hereunder.

        (b) The obligation of the Borrower to make any payment pursuant to this subsection 2.20 shall be payable solely from amounts available therefor pursuant to Section 5.3(a)(vi)(K) or 5.3(b)(iii), as the case may be, of the Collateral Trust Agreement. The Administrator may, in its sole discretion, pay amounts payable by the Borrower pursuant to this subsection 2.20.

        2.21   Securities Law and other Indemnification.    Subject to
subsection 2.21(f), the Borrower agrees to pay, indemnify and hold harmless the Administrative Agent, each Lender and the Collateral Trustee and each of the officers and directors of, and any Person controlling, any of the Administrative Agent, the Lenders and the Collateral Trustee from and against any and all losses, claims, damages and liabilities, to which the Administrative Agent, the Collateral Trustee or such Lender may become subject under the Securities Act, the Securities Exchange Act of 1934, as amended, or other federal, state, or foreign securities laws or regulations caused by any untrue statement or alleged untrue statement of a material fact contained in any Commercial Paper Memorandum or any other offering document or other materials provided to (and authorized by the Borrower to be provided to) investors or prospective investors in connection with the offering and sale of the Commercial Paper and any amendments thereof or supplements thereto (so authorized as aforesaid) (collectively, the "Offering Materials"), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading; except insofar as such losses, claims, damages, liabilities, costs or expenses are caused by any such untrue statement or omission or alleged untrue statement or omission in reliance upon and in conformity with information furnished in writing to the Borrower by the Administrative Agent, any Lender or the Collateral Trustee expressly for use therein.

        (b) The Administrative Agent, each Lender and the Collateral Trustee agree to indemnify and hold harmless each of the Borrower and the Administrator, each of the trustees of, each of the officers and directors of, and any Person controlling the Borrower or the Administrator to the same extent as the foregoing indemnity from the Borrower to the Administrative Agent, such Lender and the Collateral Trustee, but, in each case, only with reference to information relating to the Administrative Agent, such Lender or the Collateral Trustee, as the case may be, furnished in writing by such Person directly expressly for use in the Offering Materials.

        (c) In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such Person (the "indemnified party") shall promptly notify the Person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the

                                                                              22
indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding.
In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties (excluding local counsel). Such firm shall be designated in writing by the Administrative Agent, the Lender or the Collateral Trustee, as the case may be, in the case of parties indemnified pursuant to paragraph (b) of this subsection
2.21 and by the Borrower in the case of parties indemnified pursuant to paragraph (a) of this subsection 2.21. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

        (d) If the indemnification provided for in this subsection 2.21 is unavailable to an indemnified party under paragraph (a) or (b) of this subsection 2.21 or is insufficient in respect of any losses, claims, damages or liabilities referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Borrower on the one hand and of the Administrative Agent, the Lenders or the Collateral Trustee, as the case may be, on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Borrower on the one hand and of the Administrative Agent, the Lenders or the Collateral Trustee, as the case may be, on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Borrower or by the Administrative Agent, the Lenders or the Collateral Trustee, as the case may be, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Borrower and the Administrative Agent, the Lenders or the Collateral Trustee, as the case may be, agree that it would not be just and equitable if contribution pursuant to this subsection
2.21 were determined by pro rata allocation or by any other method of allocation which does not take account of the considerations referred to in the immediately preceding sentence. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding sentence shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection 2.21, the Administrative Agent, the Lenders or the Collateral Trustee, as the case may be, shall not be required to contribute any amount in excess of the amount by which the total price at which the Commercial Paper was offered to the public exceeds the amount of any damages which the Administrative Agent, the Lenders or the Collateral Trustee, as the case may be, have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. If any of the Administrative Agent, the Lenders or the Collateral Trustee is obligated to indemnify or contribute pursuant to this subsection 2.21, such obligations shall be several and not joint. No party shall be required to contribute any amount in respect of the settlement of any proceeding effected without its written consent.

        (e) The indemnity and contribution agreements contained in this subsection 2.21 and the representations and warranties of the Borrower in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by the Administrative Agent, any Lender or the Collateral Trustee or on behalf of the Administrative Agent, any Lender or the Collateral Trustee or any Person controlling the Administrative Agent, any Lender or the Collateral Trustee, as the case may be, or by or on behalf of the Borrower, its directors or officers or any Person controlling the Borrower, and (iii) acceptance of any payment for any of the Commercial Paper.

        (f) Pursuant to subsection 2.5(a)(vii) of the Administration Agreement, the Administrator shall be the sole source of funds with which to pay any amounts payable by the Borrower pursuant to this subsection 2.21.

        2.22   Proceeds; Application of Funds.   The proceeds of Commercial
Paper shall be used by the Borrower only to (i) acquire Receivables, (ii) pay for the Trust Wholesale Certificate and make Wholesale Certificate Advances,
(iii) make the Financing Loan pursuant to the Financing Loan and Security Agreement, (iv) pay matured Commercial Paper (including Advances made by the Depositary or the Administrator), including interest thereon, (v) pay Loans, including interest thereon, (vi) pay Commitment Fees, (vii) reimburse the Administrative Agent for amounts advanced by the Administrative Agent pursuant to subsection 2.15(b), (viii) pay Servicing Fees, (ix) fund any deficit in the Spread Account, (x) pay interest in respect of the outstanding Trust Certificates and (xi) otherwise as described in subsection 5.3 of the Collateral Trust Agreement.

        (b) The proceeds of Revolving Loans shall be used by the Borrower only to (i) acquire Receivables, (ii) pay for the Trust Wholesale Certificate and make Wholesale Certificate Advances, (iii) make the Financing Loan pursuant to the Financing Loan and Security Agreement, (iv) pay matured Commercial Paper (including Advances made by the Depositary or the Administrator), including interest thereon, (v) pay interest on Loans, (vi) pay Commitment Fees, (vii) reimburse the Administrative Agent for amounts advanced by the Administrative Agent pursuant to subsection 2.15(b), (viii) pay Servicing Fees, (ix) fund any deficit in the Spread Account, (x) pay interest in respect of the outstanding Trust Certificates and (xi) otherwise as described in subsection 5.3 of the Collateral Trust Agreement.

        (c) The proceeds of Non-Pro Rata Revolving Loans shall be used by the Borrower solely to pay maturing Commercial Paper, including interest thereon. The proceeds of Non-Pro Rata Reserve Account Loans shall be deposited in the Reserve Account and applied as set forth in subsection 2.5.

        (d) The proceeds of Refunding Loans shall be used by the Borrower only to pay maturing Commercial Paper, including interest thereon.

        (e) The Borrower and the Administrative Agent agree that whenever any provision of any Basic Document (including, without limitation, the provisions of subsection 5.3(a)(xiii)(C) of the Collateral Trust Agreement) provides for the application of funds in reduction of the Loans such funds shall be applied, first, to any outstanding Non-Pro Rata Revolving Loans, second, to any outstanding ABR Loans, third, to any Eurodollar Loans maturing on the date of such payment and, fourth, as a prepayment of other Eurodollar Loans outstanding, the allocation among such Loans to be as the Borrower shall determine.

        2.23 Extensions of Expiration Date and Expiry Dates. Subject to paragraph (b) of this subsection and other provisions of this Agreement permitting earlier termination, the Commitments shall terminate on the Expiration Date.

        (b) If the Borrower desires to extend the Expiration Date, then the Borrower shall notify the Administrative Agent at least 195 days prior to the Expiration Date of its desire to extend the Expiration Date for a period of at least 364 days, whereupon the Administrative Agent shall notify each Lender of the Borrower's desire to so extend the Expiration Date. Each

Lender shall use its reasonable best efforts to notify the Administrative Agent whether it agrees to such extension within 45 days after receipt of any such request; provided that failure by a Lender to respond to such request shall not be construed as a consent by such Lender to such extension. The decision to extend or not extend shall be made by each Lender in its sole discretion. Each consent by a Lender to an extension shall be in writing signed by such Lender. The Administrative Agent shall periodically notify the Borrower in writing of the decision of each Lender, which notice shall separately set forth the name and the Commitment of each Lender which shall have decided to extend or not to extend its Expiry Date to the requested Expiration Date. If the Majority Lenders agree to an extension, the Expiration Date shall be extended, and the Expiry Date of each Lender which agrees to extend its Expiry Date shall be extended for the period set forth in the foregoing notice. No Downgraded Lender shall be permitted to extend its Expiry Date. In the event that any Lender desires to extend its Expiry Date for a commitment amount that is less than the amount of its Commitment prior to the Borrower's request for an extension of the Expiration Date, the Borrower, in its sole discretion, may accept such extension; provided, however, that such Lender (x) shall be deemed to be a Non-Extending Lender for purposes of Section 2.24 and (y) for purposes of Section 2.4 shall be deemed to be both (i) a Non-Extending Lender with a Commitment equal to the portion of its Commitment that will not be available after the extension of its Expiry Date and (ii) an Extending Lender with a Commitment equal to the portion of its Commitment that will be available after the extension of its Expiry Date. The Maximum Aggregate Commitment shall be reduced by the Commitment of each Non-Extending Lender on the Expiry Date of such Non-Extending Lender (or, in the case of a Lender described in the immediately preceding sentence, the portion that will not be available after such extension). The Borrower shall provide notice to the Rating Agencies of each decision by a Lender not to extend its Expiry Date to the requested Expiration Date and of the extension of the Expiration Date.

        2.24 Replacement of a Lender. In the event that (i) a Lender becomes a Downgraded Lender, (ii) a Lender becomes a Non- Extending Lender, (iii) a Lender requests compensation pursuant to subsection 2.18 or (iv) a Lender's obligation to make Eurodollar Loans has been suspended pursuant to subsection 2.17, the Borrower shall have the right to replace such Lender, in whole or in part, with a Person which would be an Eligible Assignee by giving five Business Days' prior written notice to the Administrative Agent and such Lender, specifying the date on which all or a portion of such Lender's rights and obligations hereunder shall be terminated; provided, however, that, in the case of clause (ii) hereof, the Borrower covenants and agrees to use its reasonable efforts (without the expenditure of money for the sole purpose of inducing such replacement) to find a bank or other financial institution (a "replacement bank") that would be an Eligible Assignee hereunder to replace any such Non-Extending

Lender. In the event of the replacement of a Lender, such Lender agrees to assign its rights and obligations hereunder (or a portion thereof, as the case may be) to a replacement bank selected by the Borrower upon payment by such replacement bank to such Lender of the principal amount of such Lender's outstanding Loans (including any Non-Pro Rata Reserve Account Loans) and any accrued and unpaid interest thereon, accrued Commitment Fee and any other amounts owed to such Lender (or, in each case, the pro rata portion thereof being acquired by the replacement bank) and to execute and deliver an Assignment and Acceptance evidencing such assignment; and provided, further, that no Commitment shall be terminated pursuant to this subsection to the extent that, after giving effect to such termination, the Commitments of the remaining Lenders would be less than the sum of (a) the Credits Outstanding on such day and (b) the Interest Component of all Commercial Paper Notes outstanding on such day. Prior to adding any replacement bank as a Lender under this subsection, the replacement bank shall have (i) paid to the Administrative Agent an administrative fee for processing such replacement in the amount of $3,500, if such replacement bank was not a Lender prior to such addition, and (ii) delivered to the Rating Agencies such opinions of counsel as may be required by the Rating Agencies as to the enforceability of this Agreement against such bank.


        SECTION 3.  ISSUANCE OF COMMERCIAL PAPER

        The Borrower shall not issue or deliver any Commercial Paper Notes except in accordance with the following provisions:

        (a) Each Commercial Paper Note shall be in the form of Exhibit A or B to the Depositary Agreement and be completed in accordance with this Agreement and the Depositary Agreement, be dated the date of issuance thereof, be payable to the order of a named payee or bearer, (iv) have a maturity date that is a Business Day and that is not later than the fifth Business Day prior to the Expiration Date in effect on the date of issuance thereof, (v) have a maturity date of no more than 180 days after the date of issuance thereof, (vi) be in a face amount of $100,000 or an integral multiple of $1,000 in excess thereof and (vii) during any Option 2 Period, accrue interest (or accrete discount) at a rate per annum equal to or less than the Trip Required Net Yield on the date of issuance thereof.

        (b) Such issuance and delivery of Commercial Paper Notes shall be as provided in, and in accordance with, the Depositary Agreement.

        (c) On or prior to the date of such issuance or delivery, neither the Administrator nor the Depositary shall have received notice from the Administrative Agent not to issue or deliver Commercial Paper Notes because
    (i) the applicable conditions precedent specified in subsection 5.3 shall have not been satisfied, (ii) the Commitments shall have been terminated in whole for any reason in accordance herewith or (iii) the issuance of Commercial Paper Notes is prohibited by the provisions of paragraph (e) below, which notice shall specify one or more of the events described in clauses (i) through (iii) above as being the reason(s) to cease issuing and delivering Commercial Paper Notes.

        (d) On or prior to the date of such issuance or delivery, the Borrower shall not have actual knowledge that there shall have occurred one or more of the events described in clauses (i) through (iii) in paragraph
    (c) above, unless the Borrower shall have notified the Administrative Agent and the Rating Agencies of the occurrence of such event and the Required Lenders shall have given their consent in writing to the Depositary to continue issuing and delivering Commercial Paper Notes.

        (e) On or prior to the date of such issuance or delivery (i) an injunction suspending the issuance of the Commercial Paper Notes shall not be in effect or proceedings therefor shall not have been initiated by the Securities and Exchange Commission and be pending, (ii) neither the Borrower, the Lenders nor any other Person shall have been found in a judicial or administrative proceeding to have violated the Securities Act in connection with the issuance of the Commercial Paper Notes and (iii) neither the Borrower, the Lenders nor any other Person shall have offered, issued or sold to or solicited any offer to acquire any of the Commercial Paper Notes or any part thereof or any similar security from anyone so as to bring the issuance and sale of the Commercial Paper Notes within the registration and prospectus delivery requirements of Section 5 of the Securities Act.

        (f) Prior to the date of the initial issuance of Commercial Paper Notes, each Lender and the Collateral Trustee shall have received a copy of the Commercial Paper Memorandum and any other offering materials which describe a Lender proposed to be used in connection with the offering, issuance, sale or delivery thereof.


        SECTION 4.  REPRESENTATIONS AND WARRANTIES

        To induce the Lenders to enter into this Agreement and to make the Loans, the Borrower hereby represents and warrants to the Administrative Agent and each Lender that:

        4.1 Trust Existence; Compliance With Law. The Borrower (a) is a statutory business trust duly formed, validly existing and in good standing under the laws of the State of Delaware, (b) has the power and authority, and the legal right, to own its assets and to transact the business in which it is engaged, (c) is duly qualified to do business and is in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification and (d) is in compliance with all Requirements of Law, except in the case of (c) and (d) to the extent that the failure to comply therewith would not reasonably be expected to, in the aggregate, have a Material Adverse Effect with respect to it.

        4.2 Power; Authorization; Enforceable Obligations. The Borrower has the power and authority, and the legal right, to execute, deliver and perform the Basic Documents to which it is a party and to borrow hereunder and has taken all necessary action required by applicable Requirements of Law and the Trust Agreement to authorize the Borrowings on the terms and conditions of this Agreement and to authorize the execution, delivery and performance of the other Basic Documents to which it is a party. Except to the extent expressly contemplated herein, no consent or authorization of, filing with, or other act by or in respect of, any Governmental Authority or any other Person (including, without limitation, equity holders or creditors of the Borrower) is required in connection with the Borrowings hereunder or with the execution, delivery, performance, validity or enforceability by or against the Borrower of the Basic Documents to which it is a party. This Agreement has been, and each other Basic Document to which it is a party will be, duly executed and delivered on behalf of the Borrower. This Agreement constitutes, and each other Basic Document to which it is a party, when executed and delivered, will constitute, a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

        4.3 No Legal Bar. The execution, delivery and performance of the Basic Documents to which it is a party, the Borrowings hereunder and use of the proceeds thereof will not violate any Requirement of Law or Contractual Obligation of the Borrower and will not result in, or require, the creation or imposition of any Lien on any of its property, assets or revenues pursuant to any such Requirement of Law or Contractual Obligation other than the Liens contemplated by the Collateral Trust Agreement and the Depositary Agreement.

        4.4 No Material Litigation. No litigation or proceeding, or to the knowledge of the Borrower, investigation of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or against any of its properties or revenues (a) with respect to any of the Basic Documents or any of the transactions contemplated thereby or (b) which would reasonably be expected to have a Material Adverse Effect with respect to the Borrower.

        4.5 No Default. The Borrower is not in default under or with respect to any of its Contractual Obligations which would reasonably be expected to have a Material Adverse Effect with respect to it. No Default or Event of Default has occurred and is continuing.

        4.6 Security Interest. No Lien exists upon any of the Borrower's property, assets or revenues, except for Permitted Liens and Liens created pursuant to the Collateral Trust Agreement and the Depositary Agreement; the Borrower is and will be the lawful owner of, and has and will have good title to, all Collateral and, at the date of each deposit thereof, Deposited Funds with respect to the Collateral Account, in each case free and clear of all Liens except for Permitted Liens and the lien and security interest granted pursuant to the Collateral Trust Agreement and the Depositary Agreement.

        4.7 Taxes. The Borrower has filed or caused to be filed all tax returns which are required to be filed by the Borrower and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower); no tax Lien has been filed and, to the knowledge of the Borrower, no claim is being asserted, with respect to any such tax, fee or other charge.

        4.8 Federal Regulations. No part of the proceeds of any Loans or the sale of any Commercial Paper will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U or for any purpose which violates the provisions of the Regulations of the Board. The Borrower is not engaged, principally or as one of its important primary activities, in the business of extending credit for the purpose of purchasing or carrying any margin stock. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in Regulation U.

        4.9 ERISA. No Plan is maintained or participated in by the Borrower, and neither the Borrower nor any Commonly Controlled Entity of the Borrower has any liability to PBGC under ERISA.

        4.10 Securities Laws. The Borrower is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. It is not necessary in connection with the offer, sale and delivery of the Commercial Paper Notes in the manner contemplated in the Commercial Paper Dealer Agreements to register the Commercial Paper Notes under the Securities Act. The Collateral Trust Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended, and the creation of the Lien in favor of the Secured Parties under the Collateral Trust Agreement does not require an indenture to be qualified under the Trust Indenture Act of 1939, as amended.

        4.11 Ownership of Equity Securities. Other than the Trust Wholesale Certificate, the Borrower owns no Equity Securities of, or other interest in, any Person.

        4.12 Collateral Trust Agreement. The Collateral Trust Agreement, together with the filing of the UCC-1 provided for in subsection 5.2(m), is effective to create in favor of the Collateral Trustee for the benefit of the Secured Parties a valid first priority perfected security interest in the Collateral, to the extent that it constitutes UCC Collateral, and is enforceable as such against creditors of and purchasers from the Borrower, except to the extent enforceability of such Lien may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally, and the Collateral is free and clear of all other Liens other than Permitted Liens.

        4.13 Financial Condition of the Borrower. The Borrower is solvent and is not the subject of any proceeding of the type described in subsection 8(e).


        SECTION 5.  CONDITIONS PRECEDENT

        5.1 Conditions to Effectiveness. This Agreement shall become effective on the date (the "Effective Date") on which the Administrative Agent shall have received (i) this Agreement, duly executed on behalf of the Trust by the Owner Trustee acting through a duly authorized officer of the Owner Trustee and executed by the Administrative Agent, (ii) an Addendum executed by each Lender and (iii) for its own account and the account of the Lenders the participation fees set forth on Schedule II.

        5.2 Conditions Precedent to Initial Credit Utilization. The Borrower shall have the right to make its initial Credit Utilization on or after the first day after the Effective Date on which all of the following conditions precedent have been satisfied (or waived in accordance with the terms thereof):

        (a) Collateral Trust Agreement. The Administrative Agent shall have received, with a copy for each Lender, the Collateral Trust Agreement, duly executed by the Collateral Trustee and on behalf of the Borrower by the Owner Trustee.

        (b) Other Basic Documents. The Administrative Agent shall have received, with a copy for each Lender, each of the Administration Agreement, the Trust Agreement, the Financing Loan and Security Agreement, the Trust Servicing Agreement, the Trip Servicing Agreement, the Receivables Purchase Agreement and the Retail Receivables Purchase Agreement, in each case, substantially in the form attached hereto as an exhibit, duly executed and delivered by the parties thereto.

        (c)   Legal Opinions.    The Administrative Agent shall have received,
    with a copy for each Lender, the following executed legal opinions, in form and substance satisfactory to the Administrative Agent,

                (A) the executed legal opinion[s] of (1) Kirkland & Ellis, special counsel to the Borrower and the Administrator, substantially to the effect set forth in Exhibits L-1 through L-4, (2) Richards Layton & Finger, special Delaware counsel to the Borrower, substantially to the effect set forth in Exhibit M and (3) William W. Jones, Esq., General Counsel of NFC, substantially to the effect set forth in Exhibit N;

                (B) the executed legal opinion of Pryor, Cashman, Sherman & Flynn, counsel to the Owner Trustee, substantially to the effect set forth in Exhibit O; and

                (C) the executed legal opinion of White & Case, counsel to the Collateral Trustee, substantially to the effect set forth in Exhibit P.

        (ii) The Borrower shall have received, with a copy for the Administrative Agent, the following executed legal opinions, in form and substance satisfactory to the Administrative Agent:

                (A) the executed legal opinion of Simpson Thacher & Bartlett, special New York counsel to the Lenders, substantially to the effect set forth in Exhibit Q; and

                (B) the executed legal opinion of counsel to each Lender which is not a national bank or New York bank (which counsel shall be satisfactory to each of the Rating Agencies), substantially to the effect set forth in Exhibit R and, if such Lender is a branch of a Person organized under the laws of a jurisdiction other than the United States of America or any State thereof, substantially to the effect set forth in Exhibit S.

        (d) Trust Documents. The Administrative Agent shall have received, with a copy for each Lender, a true and complete copy of the certificate of trust of the Borrower, certified as a true and correct copy thereof by the Secretary or an Assistant Secretary of the Administrator.

        (e) Trust Certificates. Trust Certificates having an Aggregate OTC Amount at least equal to the Required OTC Amount shall have been issued.

        (f) Incumbency Certificate. The Administrative Agent shall have received, with a copy for each Lender, a certificate as to the incumbency and signature of the officers or other employees of the Owner Trustee authorized to sign the Basic Documents for the Owner Trustee on behalf of the Borrower and any certificate or other document to be delivered pursuant thereto, together with evidence of the incumbency of such Secretary or Assistant Secretary, certified by the Secretary or Assistant Secretary of the Owner Trustee.

        (g) Administrator Corporate Proceedings. The Administrative Agent shall have received a copy of the resolutions of the Board of Directors of the Administrator authorizing the execution, delivery and performance of the Administration Agreement and the other Basic Documents to which it is a party, certified by the Secretary or an Assistant Secretary of the Administrator, which certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

        (h) Administrator Corporate Documents. The Administrative Agent shall have received, with a copy for each Lender, true and complete copies of the certificate of incorporation and by-laws of the Administrator, certified as complete and correct copies thereof by the Secretary or an Assistant Secretary of the Administrator, and a good standing certificate from the Secretary of State of Delaware.

        (i) Administrator Incumbency Certificate. The Administrative Agent shall have received a certificate, with a copy for each Lender, as to the incumbency and signature of the officers or other employees of the Administrator authorized to sign the Administration Agreement and the other Basic Documents to which it is a party and any certificate or other document to be delivered pursuant thereto, together with evidence of the incumbency of such Secretary or Assistant Secretary, certified by the Secretary or Assistant Secretary of the Administrator.

        (j) No Default, Event of Default or Administrator Default. The Administrative Agent shall have received a certificate of a Responsible Officer of the Administrator to the effect that no Default, Event of Default or Administrator Default has occurred and is continuing on the date of the initial Credit Utilization nor will any Default, Event of Default or Administrator Default result from the consummation of the initial Credit Utilization on such date.

        (k) Representations and Warranties. The Administrative Agent shall have received a certificate of a Responsible Officer of the Administrator to the effect that all representations and warranties of (i) the Borrower contained in this Agreement and in the other Basic Documents to which it is a party, (ii) NFC contained in the Administration Agreement and in the other Basic Documents to which it is a party and (iii) Trip contained in the Finance Loan and Security Agreements and in the other Basic Documents to which it is a party are true and correct in all material respects and with the same force and effect as though such representations and warranties had been made as of the date of the initial Credit Utilization.

        (l) Deposit Accounts. The Administrative Agent shall have received a certificate of a Responsible Officer of the Administrator to the effect that the Commercial Paper Account, the Non-Pro Rata Funding Account, the Reserve Account, the Spread Account, and the Collateral Account have been established.

        (m) UCC Filing. The Administrative Agent shall have received a certificate of a Responsible Officer of the Administrator to the effect that a UCC-1, naming the Collateral Trustee as the secured party and covering the Collateral, has been submitted for filing with the Secretary of State of Delaware and copies of such UCC-1 (and any schedules thereto) shall be attached to such certificate.

        (n) Termination of Commitments with Trip. The Administrative Agent shall have received a certificate of a Responsible Officer of the Administrator to the effect that the commitments of all of the lenders under the Trip 1993 Purchase Agreement shall have been terminated.

        (o) Other Conditions. The conditions specified in subsections 4.1(a) through (j) of the Financing Loan and Security Agreement, Section 4.01 of the Receivables Purchase Agreement and Section 4.01 of the Retail Receivables Purchase Agreement shall have been satisfied.

        5.3 Conditions Precedent to Each Credit Utilization. The right of the Borrower to make any Credit Utilization is subject to the conditions that at the time of each such Credit Utilization and after giving effect thereto and to all other transactions pursuant to the Basic Documents on such day, including, without limitation, the issuance and repayment of Commercial Paper and the borrowing and repayment of Loans:

        (a) Credits Outstanding. Credits Outstanding on such day shall not exceed the Borrowing Base on such day.

        (b) Maximum Aggregate Commitment. The sum on such day of (i) Credits Outstanding and (ii) the Interest Component of the outstanding Commercial Paper shall not exceed the Maximum
    Aggregate Commitment on such day or on the maturity date of any Commercial Paper issued.

        (c) Ratings. With respect to the right of the Borrower to issue Commercial Paper only, the Commercial Paper issued shall be rated A-1 or better by S&P, P-1 by Moody's and an equivalent rating by each of the other Rating Agencies.

        (d) No Event of Default. With respect to the right of the Borrower to borrow Revolving Loans (other than Revolving Loans required by subsection 6.7), the Commitments shall not have been terminated pursuant to
    Section 8 or, with respect to the right of the Borrower to issue Commercial Paper, such right shall not have been terminated pursuant to Section 8.

        (e) Aggregate OTC Amount. The Aggregate OTC Amount shall not be less than the Required OTC Amount.

        (f) Representations and Warranties. Other than with respect to the right of the Borrower to borrow any Revolving Loans required by subsection 6.7, all representations and warranties of the Borrower, NFC, the Trust Servicer, the Trip Servicer, the Administrator, Trip and NLC contained in this Agreement and in the other Basic Documents to which they are a party shall be true and correct in all material respects with the same force and effect as though such representations and warranties had been made on and as of the day of such Credit Utilization.

        (g) Initial Commercial Paper Issuance. With respect to the right of the Borrower to issue Commercial Paper for the first time only, the Administrative Agent shall have received the following, with a copy for each Lender:

                (i)   a copy of the initial Commercial Paper Memorandum;

                (ii) a Commercial Paper Dealer Agreement, duly executed and delivered by the Borrower and the Commercial Paper Dealer a party thereto;

                (iii) the Depositary Agreement, substantially in the form attached hereto as an exhibit, duly executed and delivered by the Depositary and the Borrower; and

                (iv) an executed legal opinion of counsel to the Depositary, in form and substance satisfactory to the Administrative Agent, to the effect that the Depositary Agreement has been duly authorized, executed and delivered by the Depositary and constitutes the legal, valid and binding obligation of the Depositary enforceable in accordance with its terms.

        (h) Offering Memorandum. With respect to the right of the Borrower to issue Commercial Paper only, the portion, if any, of each offering memorandum or information circular to be used by the Borrower in connection with the offer or sale of the Commercial Paper which describes a Lender shall have been approved by such Lender.

        (i) Accounts. The Collateral Account, the Commercial Paper Account, the Spread Account, the Reserve Account, the Certificate Distribution Account and the Non-Pro Rata Funding Account and any funds on deposit in, or otherwise to the credit of, the Collateral Account, the Commercial Paper Account, the Reserve Account, the Spread Account, the Certificate Distribution Account and the Non-Pro Rata Funding Account shall not be subject to any writ, order, stay, judgment, warrant of attachment or execution of similar process.

        (j) Required Reserve Account Funded Amount. With respect to the right of the Borrower to issue Commercial Paper only, the amount on deposit in the Reserve Account with respect to each Downgraded Lender which has been requested by the Borrower to make Non- Pro Rata Reserve Account Loans pursuant to subsection 2.5(a)(i) is greater than or equal to the Required Reserve Account Funded Amount of such Downgraded Lender (after giving effect to such issuance of Commercial Paper).

        (k) Spread Account. The amount on deposit in the Spread Account (after giving effect to all deposits and withdrawals thereto) shall be greater than zero; provided that the Specified Spread Account Balance on such day is greater than zero.

        (l) Wholesale Credit Enhancement. The amount of Wholesale Credit Enhancement shall be greater than zero; provided that the Trust Wholesale Certificate shall have been acquired by the Trust and the Net Issuer Amount on such day is greater than zero.

        (m) Required Interest Rate Caps. The Required Trust Interest Rate Caps shall be in place in accordance with the provisions of subsection 2.03 of the Receivables Purchase Agreement and shall have been assigned to the Borrower in accordance with the provisions of subsection 2.01 of the Receivables Purchase Agreement and (ii) the Required Trip Interest Rate Caps shall be in place in accordance with the provisions of subsection 5.2 of the Financing Loan and Security Agreement and shall have been assigned to the Borrower in accordance with the provisions of subsection 5.1 of the Financing Loan and Security Agreement.

        (n) Maturities. With respect to the right of the Borrower to issue Commercial Paper only, the Principal

    Component of Commercial Paper Notes with respect to which the number of days remaining until maturity is (i) greater than 60 days shall not exceed 40% of the aggregate Principal Component of outstanding Commercial Paper and (ii) greater than 90 days shall not exceed 20% of the aggregate Principal Component of outstanding Commercial Paper.

        (o) Weighted Average Maturity. With respect to the right of the Borrower to issue Commercial Paper only, on any day on which the amount on deposit in the Spread Account is less than the Specified Spread Account Balance on such day, the weighted average maturity of outstanding Commercial Paper Notes shall not exceed 30 days.

The Borrower hereby agrees that each Credit Utilization constitutes a representation and warranty by the Borrower that the conditions specified above are (to the extent described above) then satisfied and will be satisfied after giving effect thereto.

        5.4 Conditions Precedent to Making of Each Refunding Loan, Non-Pro Rata Revolving Loan or Initial Non-Pro Rata Reserve Account Loan. The obligation of each Lender to make any Refunding Loan or Non-Pro Rata Revolving Loan or its initial Non-Pro Rata Reserve Account Loan is subject to the condition that at the time of making any such Refunding Loan or Non-Pro Rata Revolving Loan or initial Non-Pro Rata Reserve Account Loan and after giving effect thereto and to all other transactions pursuant to the Basic Documents on such day:

        (a) Credits Outstanding. Credits Outstanding on such day shall not exceed the Borrowing Base on such day.

        (b) Maximum Aggregate Commitment. The sum on such day of (i) Credits Outstanding and (ii) the Interest Component of the outstanding Commercial Paper shall not exceed the Maximum Aggregate Commitment.

        (c) Bankruptcy Events of Default. No Event of Default described in clause (i), (ii) or (iii) of subsection 8(e) shall have occurred.

        (d) Spread Account. The amount on deposit in the Spread Account (after giving effect to all deposits and withdrawals to be made thereto) shall be greater than zero; provided that the Specified Spread Account Balance on such day is greater than zero.

        (e) Wholesale Credit Enhancement. The amount of Wholesale Credit Enhancement shall be greater than zero; provided that the Trust Wholesale Certificate shall have been acquired by the Trust and the Net Issuer Amount on such day is greater than zero.

The Borrower hereby agrees that each Borrowing by the Borrower of a Refunding Loan or Non-Pro Rata Revolving Loan shall constitute a representation and warranty by the Borrower that the conditions contained in this subsection 5.4 are then satisfied and will be satisfied after giving effect thereto.

        5.5 Failure to Reach Effective Date. If all the conditions set forth in subsection 5.1 shall not have been satisfied on or prior to November 30, 1994, this Agreement shall be of no further force and effect unless each of the Persons that shall have submitted an Addendum on or prior to such date shall have consented in writing to an extension of such date.

        5.6 Conditions Precedent to the Purchase by the Borrower of Receivables. The right of the Borrower to purchase any Receivable in a Trust Pool is subject to the conditions that at the time of each such purchase and after giving effect thereto and to all other transactions pursuant to the Basic Documents on such day:

        (a) Credits Outstanding. Credits Outstanding on such day shall not exceed the Borrowing Base on such day.

        (b)   Eligibility.  Such Receivable is an Eligible Receivable.

        (c) Overconcentrations. (i) The Obligor Trust Amount with respect to such Trust Pool and any Obligor of a Trust Receivable in such Trust Pool shall not exceed the Obligor Trust Limit with respect to such Trust Pool,
    (ii) the Balloon Receivable Trust Amount with respect to such Trust Pool shall not exceed the Balloon Receivable Trust Limit with respect to such Trust Pool, (iii) the Lease Receivable Trust Amount with respect to such Trust Pool shall not exceed the Lease Receivable Trust Limit with respect to such Trust Pool, (iv) the Skip Receivable Trust Amount with respect to such Trust Pool shall not exceed the Skip Receivable Trust Limit with respect to such Trust Pool, (v) the Used Vehicle Trust Amount with respect to such Trust Pool shall not exceed the Used Vehicle Trust Limit with respect to such Trust Pool and (vi) the State Trust Amount with respect to such Trust Pool and the Trust Receivables in such Trust Pool the Obligors of which are located in any state shall not exceed the State Limit with respect to such Trust Pool.

        (d) Weighted Average Maturity. The Weighted Average Trust Maturity with respect to such Trust Pool shall not exceed sixty months.

        (e) Receivables Documents. The Administrative Agent shall have received, with a copy for each Lender, copies of all of the opinions, certificates and other documents delivered to the Borrower pursuant to Section 4.01 of the Receivables Purchase Agreement.

        (f) Receivables Purchase Agreement. The Borrower shall acquire such Receivable from Trip pursuant to, and in accordance with, the Receivables Purchase Agreement.

        (g) Assignments. Trip shall have executed and delivered, on or prior to the related Receivable Purchase Date, the Assignment with respect to such Trust Pool.

        (h) Lease Receivables. With respect to the right of the Borrower to purchase Lease Receivables for the first time if subsection 5.8(e) shall have not been previously satisfied, the Administrative Agent shall have received the following, with a copy for each Lender:

                (i) the Lease Receivable Purchase Agreement, substantially in the form attached hereto as an exhibit, duly executed and delivered by NLC and Trip;

                (ii) the following executed legal opinions, in form and substance satisfactory to the Administrative Agent: (A) the opinions of Kirkland & Ellis, special counsel to NLC and Trip, substantially to the effect set forth in Exhibits V-1 through V-3, and (B) the opinion of William W. Jones, Esq., General Counsel of NFC, substantially to the effect set forth in Exhibit W; and

                (iii) the conditions specified in Sections 4.01 and 4.02 of the Lease Receivables Purchase Agreement shall have been satisfied.

        (i) Compliance Certificate. The Collateral Trustee shall have received a certificate, substantially in the form of Exhibit B to the Administration Agreement, of a Responsible Officer of the Administrator to the effect that such Receivable is an Eligible Receivable, the other conditions to the purchase by the Borrower of such Receivable have been satisfied and the provisions of the Receivables Purchase Agreement have been complied with.

        (j) Trust Interest Rate Caps. The Required Trust Interest Rate Caps with respect to such Trust Pool shall be in place in accordance with the provisions of subsection 2.03 of the Receivables Purchase Agreement and shall have been assigned to the Borrower in accordance with subsection 2.03 of the Receivables Purchase Agreement.

        (k) Spread Account. The amount on deposit in the Spread Account (after giving effect to all deposits and withdrawals to be made thereto on the date of purchase)
        shall be at least equal to the Specified Spread Account Balance.

        (l)   No Wind-Down Event.  No Wind-Down Event shall have occurred.

        (m) No Receivables Wind-Down Event. No Receivables Wind-Down Event shall have occurred.

        (n) No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing.

        (o) Commercial Paper Rating. The Commercial Paper is rated A-1 or better by S&P, P-1 by Moody's and an equivalent rating by each of the other Rating Agencies; provided that this condition shall be deemed to be satisfied if (i) a rating of the Commercial Paper shall have been lowered solely as a result of the lowering of a rating of one or more of the Lenders or (ii) the amount on deposit in the Spread Account on the date of such purchase is at least equal to the product of (i) the Program Net Pool Balance on such date and (ii) a percentage equal to five times the Net Loss Percentage for the most recent Monthly Period available.

        5.7 Conditions Precedent to the Purchase by the Borrower of the Trust Wholesale Certificate. The right of the Borrower to purchase the Trust Wholesale Certificate is subject to the conditions that at the time of each such purchase and after giving effect thereto and to all other transactions pursuant to the Basic Documents on such day:

        (a) Credits Outstanding. Credits Outstanding on such day shall not exceed the Borrowing Base on such day.

        (b) Eligibility. The Trust Wholesale Certificate satisfies the criteria set forth on Schedule III.

        (c) Confirmation of Ratings. The Administrative Agent shall have received written confirmation by each of the Rating Agencies that the purchase by the Borrower of the Trust Wholesale Certificate will not result in a withdrawal or downgrading of the ratings referred to in subsection 5.3(c) of the outstanding Commercial Paper Notes and the then current ratings of outstanding Trust Certificates.

        (d) Wholesale Documents. The Administrative Agent shall have received, with a copy for each Lender, the Wholesale Purchase Agreement, the Wholesale Pooling and Servicing Agreement and any supplement thereto relating to the Trust Wholesale Certificate (the "Wholesale Supplement") duly executed and delivered by the parties thereto, provided that this condition shall not be satisfied unless the Administrative Agent shall have previously distributed to each Lender by hand or by overnight courier copies of the Wholesale Purchase Agreement, the Wholesale Pooling and Servicing Agreement, the Wholesale Supplement and the Dealer Note Trust Pooling and Servicing Agreement and the Wholesale Pooling and Servicing Agreement, the Wholesale Purchase Agreement and the Wholesale Supplement shall not have been rejected in writing received by the Administrative Agent within 10 Business Days after the Administrative Agent shall have so distributed such documents by Lenders with Voting Percentages which aggregate more than 33 1/3%.

        (e) Wholesale Purchase Agreement. The Borrower shall acquire the Trust Wholesale Certificate pursuant to, and in accordance with the Wholesale Purchase Agreement.

        (f) Receipt by Collateral Trustee. The Collateral Trustee, on behalf of the Secured Parties, shall have received the Trust Wholesale Certificate registered in the name of the Collateral Trustee.

        (g) Compliance Certificate. The Collateral Trustee shall have received a certificate, substantially in the form of Exhibit C to the Administration Agreement, of a Responsible Officer of the Administrator to the effect that the Trust Wholesale Certificate meets the criteria set forth on Schedule III, the other conditions to the purchase by the Borrower of the Wholesale Certificate have been satisfied and the provisions of the Wholesale Purchase Agreement have been complied with.

        (h)   No Wind-Down Event.  No Wind-Down Event shall have occurred.

        (i) Amortization Event. No Amortization Event shall have occurred and be continuing.

        (j) No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing.

        5.8 Conditions Precedent to Initial Financing Loan and Increases in the Financing Loan Principal Amount. The right of the Borrower to make the initial Financing Loan or to increase the Financing Loan Principal Amount in accordance with the Financing Loan and Security Agreement is subject to the conditions that at the time of the making of the Financing Loan or each such increase and after giving effect thereto and to all other transactions pursuant to the Basic Documents on such day:

        (a) Credits Outstanding. Credits Outstanding on such day shall not exceed the Borrowing Base on such day.

        (b) Overconcentrations. (i) The Obligor Amount with respect to any Obligor as of the most recent Purchase Cutoff Date with respect to Trip Receivables shall not have exceeded the Obligor Limit as of such date, (ii) the Balloon
    Receivable Amount as of such date shall not have exceeded the Balloon Receivable Limit as of such date, (iii) the Lease Receivable Amount as of such date shall not have exceeded the Lease Receivable Limit as of such date, (iv) the Skip Receivable Amount as of such date shall not have exceeded the Skip Receivable Limit as of such date, (v) the Used Vehicle Amount as of such date shall not have exceeded the Used Vehicle Limit as of such date and (vi) the State Amount with respect to any state as of such date shall not have exceeded the State Limit as of such date.

        (c) Weighted Average Maturity. The Weighted Average Program Maturity as of the most recent Purchase Cutoff Date with respect to Trip Receivables shall not have exceeded sixty months.

        (d) Financing Loan Documents. The Administrative Agent shall have received, with a copy for each Lender, copies of all of the opinions, certificates and other documents delivered to the Borrower pursuant to subsection 4.1 of the Financing Loan and Security Agreement.

        (e) Lease Receivables. With respect to the right of the Borrower to increase the Financing Loan Principal Amount in order to provide funds to Trip for the initial purchase of Lease Receivables pursuant to the Lease Receivables Purchase Agreement if subsection 5.6(h) shall have not been previously satisfied, the Administrative Agent shall have received the following, with a copy for each Lender:

                (i) the Lease Receivable Purchase Agreement, substantially in the form attached hereto as an exhibit, duly executed and delivered by NLC and Trip;

                (ii) the following executed legal opinions, in form and substance satisfactory to the Administrative Agent: (A) the opinion of Kirkland & Ellis, special counsel to NLC and Trip, substantially to the effect set forth in Exhibit V, and (B) the opinion of William W. Jones, Esq., General Counsel of NFC, substantially to the effect set forth in Exhibit W; and

                (iii) the conditions specified in Sections 4.01 and 4.02 of the Lease Receivables Purchase Agreement shall have been satisfied.

        (f) Compliance Certificate. The Collateral Trustee shall have received a certificate, substantially in the form of Exhibit A to the Administration Agreement, of a Responsible Officer of the Administrator to the effect that the conditions to the initial Financing Loan or an increase in the Financing Loan Principal Amount have been satisfied and the provisions of subsections 4.1 and 4.2 of the

        Financing Loan and Security Agreement have been complied with.

        (g) Trip Interest Rate Caps. The Required Trip Interest Rate Caps shall be in place in accordance with the provisions of subsection 5.2 of the Financing Loan and Security Agreement and shall have been assigned to the Borrower in accordance with subsection 5.2 of the Financing Loan and Security Agreement.

        (h) Spread Account. The amount on deposit in the Spread Account (after giving effect to all deposits and withdrawals to be made thereto on the date of such increase) shall be at least equal to the Specified Spread Account Balance.

        (i)   No Wind-Down Event.  No Wind-Down Event shall have occurred.

        (j) No Receivables Wind-Down Event. No Receivables Wind-Down Event shall have occurred.

        (k) No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing.

        (l) Commercial Paper Rating. The Commercial Paper is rated A-1 or better by S&P, P-1 by Moody's and an equivalent rating by each of the other Rating Agencies; provided that this condition shall be deemed to be satisfied if (i) a rating of the Commercial Paper shall have been lowered solely as a result of the lowering of a rating of one or more of the Lenders or (ii) the amount on deposit in the Spread Account on the date of such increase is at least equal to the product of (i) the Program Net Pool Balance on such date and (ii) a percentage equal to five times the Net Loss Percentage for the most recent Monthly Period available.

        5.9 Conditions Precedent to Wholesale Certificate Advances. The right of the Borrower to make a Wholesale Certificate Advance is subject to the conditions that at the time of each such advance after giving effect thereto and to all other transactions pursuant to the Basic Documents on such day:

        (a) Credits Outstanding. Credits Outstanding on such day shall not exceed the Borrowing Base on such day.

        (b) Compliance Certificate. The Collateral Trustee shall have received a certificate, substantially in the form of Exhibit D to the Administration Agreement, of a Responsible Officer of the Administrator to the effect that the conditions to the Wholesale Certificate Advance by the Borrower have been satisfied and the provisions of the Wholesale Supplement have been complied with.

        (c)   No Wind-Down Event.  No Wind-Down Event shall have occurred.

        (d) Amortization Event. No Amortization Event shall have occurred and be continuing.

        (e) No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing.

        (f) Commercial Paper Rating. The Commercial Paper is rated A-1 or better by S&P, P-1 by Moody's and an equivalent rating by each of the other Rating Agencies; provided that this condition shall be deemed to be satisfied if a rating of the Commercial Paper shall have been lowered solely as a result of the lowering of a rating of one or more of the Lenders.


        SECTION 6.  AFFIRMATIVE COVENANTS

        The Borrower hereby agrees that, so long as the Commitments remain in effect, any Commercial Paper Note remains outstanding and unpaid or any amount remains outstanding and unpaid to any Lender or the Administrative Agent hereunder, the Borrower shall:

        6.1 Financial Statements. Furnish to the Administrative Agent (with sufficient copies for each Lender):

        (a) as soon as available, but in any event within 120 days after the end of each fiscal year, commencing with fiscal year 1994, a copy of the balance sheet of the Borrower as at the end of such year and the related statements of income and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by independent certified public accountants of nationally recognized standing; and

        (b) as soon as available, but in any event not later than 75 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited balance sheet of the Borrower as of the end of such quarter and the related unaudited statements of income and retained earnings and of cash flows of the Borrower for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer of the Administrator as being fairly stated in all material respects (subject to normal year-end audit adjustments);

all such financial statements shall be complete and correct in all material respects and shall be prepared in accordance with GAAP (subject to year end adjustments) applied consistently throughout the periods reflected therein and with prior periods (except as approved by the accountants or officer, as the case may be, reporting on or certifying such statements and disclosed therein).

        6.2 Certificates; Other Information. Furnish to the Administrative Agent (with sufficient copies for each Lender):

        (a) all notices, certificates, reports, lists, statements, financial statements, audit reports and similar writings the Borrower receives pursuant to the Receivables Purchase Agreement, the Trust Servicing Agreement, the Trip Servicing Agreement, the Financing Loan and Security Agreement or the Retail Receivables Purchase Agreement, the Lease Receivables Purchase Agreement, the Depositary Agreement or the Wholesale Pooling and Servicing Agreement, including, without limitation, all annual certificates or special procedures letters delivered by certified public accountants, and copies of all offering materials for Commercial Paper not previously seen by the Administrative Agent that are in the possession of the Borrower;

        (b) concurrently with the delivery of the financial statements referred to in subsection 6.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

        (c) concurrently with the delivery of the financial statements referred to in subsection 6.1(a) and 6.1(b), a certificate of a Responsible Officer of the Administrator stating that, to the best of such Officer's knowledge, (i) such financial statements present fairly the financial condition and results of operations of the Borrower for the period referred to therein (subject, in the case of interim statements, to normal year-end audit adjustments) and (ii) no Default or Event of Default except as specified in such certificate has occurred and is continuing;

        (d) concurrently with the delivery to the Borrower in accordance with subsection 4.1(b) of the Administration Agreement, each Monthly Program Statement and any other report or statement delivered pursuant to the Administration Agreement;

        (e) promptly, upon receipt thereof, copies of all written notices from or to the Rating Agencies described in the Basic Documents or otherwise related to the Borrower; and

        (f) promptly, such additional financial and other information with respect to the Basic Documents, the Borrower, the Administrator, Trip, NLC, the Wholesale Master Trust, the Trip Servicer, the Trust Servicer, the Wholesale Servicer or the Program Receivables as the Administrative Agent or any Lender may from time to time reasonably request.

        6.3 Maintenance of Existence; Compliance with Contractual Obligations, Requirements of Law. Preserve, renew and keep in full force and effect its existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business except as otherwise permitted pursuant to subsection 7.5; comply with all Contractual Obligations, including, without limitation, all its obligations under the Basic Documents, and Requirements of Law; file and record all documents, financing statements and continuation statements that are necessary or appropriate to perfect the Collateral Trustee's security interest in the Collateral pursuant to the Collateral Trust Agreement.

        6.4 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower.

        6.5 Inspection of Property; Books and Records; Discussions. Keep proper books and records of account in which full, true and correct entries in conformity with GAAP (to the extent applicable) and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of the Administrative Agent and any Lender to examine and make abstracts from any of its books and records during normal business hours, upon reasonable request, without charge to the Administrative Agent or such Lender, at offices designated by the Administrator, and as often as may reasonably be desired, and to discuss the business, operations and financial condition of the Borrower with officers and employees of the Borrower and with its independent certified public accountants.

        6.6 Notices. Promptly give notice to the Administrative Agent, each Lender and the Rating Agencies of:

        (a) the occurrence of any Default, Event of Default, Administrator Default, Trust Servicer Default, Trip Servicer Default, Wholesale Servicer Termination Event, Financing Loan Default, Financing Loan Event of Default, Wind-Down Event, Receivable Wind-Down Event, Receivable Purchase Termination Event, Retail Receivable Purchase Termination

        Event, Lease Receivable Purchase Termination Event or Amortization Event; and

        (b) any (i) default or event of default under any Contractual Obligation of the Borrower or (ii) litigation, investigation or proceeding which may exist at any time with respect to the Borrower.

Each notice pursuant to this subsection 6.6 shall be accompanied by a statement of a Responsible Officer of the Administrator setting forth details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto.

        6.7 Settlement Date Reconciliation. If the sum of (i) the aggregate amount withdrawn from the Collection Subaccount and deposited in the Principal Subaccount pursuant to subsection 5.3(a)(iii) of the Collateral Trust Agreement during any Monthly Period and (ii) the aggregate amount allocated to the Principal Subaccount pursuant to subsection 5.3(a)(i)(D) of the Collateral Trust Agreement during such Monthly Period shall exceed the Principal Payment Amount for the Settlement Date immediately succeeding such Monthly Period (for each Settlement Date, the "Principal Overpayment Amount"), issue Commercial Paper and/or borrow Revolving Loans on such Settlement Date in an amount such that the resulting increase in Credits Outstanding on such date equals the excess of (i) the Principal Overpayment Amount for such Settlement Date over
(ii) assuming that the Borrower issued Commercial Paper on such Settlement Date having a Principal Component equal to such Principal Overpayment Amount, the amount that would be payable to Trip and the Administrator pursuant to subsections 5.3(a)(vi)(N) and 5.3(a)(vi)(O) of the Collateral Trust Agreement on such Settlement Date (for each Settlement Date, the "Interest Reconciliation Amount").


        SECTION 7.  NEGATIVE COVENANTS

        The Borrower hereby agrees that, so long as the Commitments remain in effect, any Commercial Paper Note remains outstanding and unpaid or any amount remains outstanding and unpaid to any Lender or the Administrative Agent hereunder, the Borrower shall not directly or indirectly:

        7.1 Limitation on Activities of the Borrower. Engage in any business or activity of any kind or enter into any transaction or indenture, mortgage, instrument, agreement, contract, lease or other undertaking which is not contemplated by the Basic Documents.

        7.2 Limitation on Indebtedness, Guarantee Obligations. Create, incur, assume or suffer to exist any (a) Indebtedness, except (i) obligations incurred or owing to the Lenders under this Agreement, (ii) the Commercial Paper Notes,
(iii) the
administration fee provided for in the Administration Agreement and (iv) liabilities contemplated by any Basic Document or (b) Guarantee Obligation.

        7.3 Limitation on Liens. Create, incur, assume or suffer to exist any Lien (other than Permitted Liens) upon any property, assets or revenues, whether now owned or hereafter acquired, or assign or otherwise convey or encumber any existing or future right to receive any income or payments, except for Liens created pursuant to the Collateral Trust Agreement and the Depositary Agreement.

        7.4 Limitation on Investments, Loans and Advances. Make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment in, any Person, except:

        (a) Financing Loans pursuant to and in accordance with the Financing Loan and Security Agreement;

        (b) purchase the Trust Wholesale Certificate pursuant to the Wholesale Purchase Agreement;

        (c)   purchase Receivables pursuant to the Receivables Purchase
    Agreement;

        (d)   make Wholesale Certificate Advances; and

        (e) investments of amounts on deposit in the Collateral Account, the Spread Account, the Reserve Account, the Certificate Reserve Account and the Non-Pro Rata Funding Account permitted by the Collateral Trust Agreement and investments of amounts on deposit in the Certificate Distribution Account as permitted by the Trust Agreement.

        7.5 Limitation on Fundamental Changes and Sale of Assets. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, any of its property, business or assets, except as contemplated by the Basic Documents.

        7.6 Limitation on Payments, Capital Expenditures. Make any payment to any Person (including, without limitation, any salaries or bonuses) or make any expenditure (by long-term or operating lease or otherwise) for capital assets (both realty and personal), except as contemplated by the Basic Documents.

        7.7 Other Agreements. (a) Become a party to, or permit any of its properties to be bound by, any indenture, mortgage, instrument, contract, agreement, lease or other undertaking, except the Basic Documents or documents and agreements incidental thereto or contemplated by the Basic

Documents, or establish or maintain a Plan or have any liability to PBGC under ERISA or issue any power of attorney except to the Trust Servicer, the Trip Servicer, the Administrator, the Depositary or the Collateral Trustee and except for the purpose of permitting any Person to perform any ministerial functions on behalf of the Borrower which are not inconsistent with the terms of the Collateral Trust Agreement.

        (b) Subject to subsection 10.1(b) and except as provided in subsection 5.2 of the Financing Loan and Security Agreement, cancel, terminate, amend, supplement, modify or waive any of the provisions of any Basic Document or the Wholesale Pooling and Servicing Agreement or request, consent or agree to or suffer to exist or permit any such cancellation, termination, amendment, supplement, modification or waiver unless the Borrower receives (i) the prior written consent of the Majority Lenders and (ii) written confirmation by each of the Rating Agencies that such cancellation, termination, amendment, supplement, modification or waiver will not result in a withdrawal or reduction in the ratings of the Commercial Paper or the Trust Certificates, provided, that the Borrower may cancel, terminate, amend, supplement, modify or waive provisions of the Commercial Paper Dealer Agreement so long as no such cancellation, termination, amendment, supplement, modification or waiver would adversely affect the Lenders, provided, further, that the Borrower may not cancel, terminate, amend, supplement, modify or waive any provision of subsection 7.1 or Section 8 of the Financing Loan and Security Agreement, subsection 5.3 of the Collateral Trust Agreement, Article VII of the Trip Servicing Agreement or Article VII of the Trust Servicing Agreement in each case without the consent of the Required Lenders; and provided, further, that the Borrower may not (i) cancel, terminate, amend, supplement, modify or waive any provision of Section 8 of the Collateral Trust Agreement or any provisions relating to the release of the Collateral (including, without limitation, Section 2 and subsection 5.2 or 5.5 of the Collateral Trust Agreement) or cancel, terminate, amend, supplement, modify or waive any provision of the Wholesale Pooling and Servicing Agreement relating to the release of the collateral for the Trust Wholesale Certificate or any provision of Section 5 of the Financing Loan and Security Agreement, in each case without the written consent of all the Lenders, or (ii) amend, modify or waive any provisions of the Financing Loan and Security Agreement or the Wholesale Pooling and Servicing Agreement so as to extend the time for payment, or reduce the amount, of any amount of money payable to the Borrower thereunder. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrower, the Lenders, the Administrative Agent and all future holders of the obligations owing hereunder.

        (c) Without the prior written consent of the Administrative Agent (which shall, at the direction of the Required Lenders, provide such consent),
(i) exercise any right,
remedy, power or privilege available to it with respect to Trip under the Receivables Purchase Agreement, NFC under the Retail Receivables Purchase Agreement, NLC under the Lease Receivables Purchase Agreement, the Trust Servicer under the Trust Servicing Agreement, the Trip Servicer under the Trip Servicing Agreement, the Wholesale Servicer under the Wholesale Pooling and Servicing Agreement, any Counterparty under an Interest Rate Cap, Trip under the Financing Loan and Security Agreement or the Administrator under the Administration Agreement, (ii) take any action to compel or secure performance or observance by Trip of its obligations to the Borrower under the Receivables Purchase Agreement, by NFC of its obligations to Trip under the Retail Receivables Purchase, by NLC to Trip under the Lease Receivables Purchase Agreement, by the Trust Servicer of its obligations to the Borrower under the Trust Servicing Agreement, by the Trip Servicer of its obligations to Trip under the Trip Servicing Agreement, by the Wholesale Servicer of its obligations to the Borrower under the Wholesale Pooling and Servicing Agreement, by a Counterparty of its obligations under an Interest Rate Cap, by Trip of its obligations to the Borrower under the Financing Loan and Security Agreement or by the Administrator under the Administration Agreement, or (iii) give any consent, request, notice, direction, approval, extension or waiver to Trip under the Receivables Purchase Agreement, NFC under the Retail Receivables Purchase Agreement, NLC under the Lease Receivables Purchase Agreement, the Trust Servicer under the Trust Servicing Agreement, the Trip Servicer under the Trip Servicing Agreement, the Wholesale Servicer under the Wholesale Pooling and Servicing Agreement, any Counterparty under an Interest Rate Cap, Trip under the Financing Loan and Security Agreement or the Administrator under the Administration Agreement, not required to be exercised, taken, observed or given pursuant to the terms of the Receivables Purchase Agreement, the Retail Receivables Purchase Agreement, the Lease Receivables Purchase Agreement, the Trust Servicing Agreement, the Trip Servicing Agreement, such Interest Rate Cap, the Financing Loan and Security Agreement or the Administration Agreement, as the case may be.

        7.8 Commercial Paper Notes. (a) Fail to comply in all material respects with all laws and regulations applicable to the offering, issuance, sale or delivery of Commercial Paper Notes or (b) sell any Commercial Paper Notes if any changes have been made to the Commercial Paper Memorandum or other offering material to be used in connection with the offering, issuance, sale or delivery of any Commercial Paper Notes, insofar as such pertains to the Administrative Agent, any Lender or the Collateral Trustee or their respective obligations hereunder or under the transactions contemplated hereby, unless, with respect to any such changes, the Borrower has obtained the written approval of such Person or (c) issue any Commercial Paper Notes to NFC, any Affiliate of NFC or any trust or other entity to which NFC or any Affiliate of NFC is a depositor or servicer bearing interest (or at a discount) in excess of a commercially reasonable rate.

        7.9 Amendment of Organizational Certificate. Amend its certificate of trust without the consent of the Majority Lenders and the receipt of written confirmation by each of the Rating Agencies that such amendment will not result in a withdrawal or downgrading of the ratings referred to in subsection 5.3(c) of the outstanding Commercial Paper Notes and the then current ratings of outstanding Trust Certificates, provided, that the Borrower may change the name and address (but not the identity) of the Owner Trustee listed in such certificate without the consent of the Lenders or the receipt of such written confirmation, and provided, further, that upon payment in full of the Obligations and termination of the Commitments, the Borrower may amend such certificate without the consent of the Lenders or the receipt of such written confirmation.


        SECTION 8.  EVENTS OF DEFAULT

        Upon the occurrence and during the continuance of any of the following events:

        (a) The Borrower shall fail to pay any principal of any Loan or any amount in respect of any Commercial Paper Note when due in accordance with the terms hereof or thereof; or the Borrower shall fail to pay interest on any Loan, any portion of the Commitment Fee or any other amount payable hereunder, within one Business Day after any such interest, Commitment Fee or other amount becomes due in accordance with the terms hereof; provided, that the failure to pay any amount due under subsection 2.18 or 2.20 shall not constitute an Event of Default unless such failure shall continue unremedied for 90 days after such amount becomes due in accordance with the terms hereof; or

        (b) Any representation or warranty made or deemed made by the Borrower herein or in any other Basic Document or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection herewith or therewith shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

        (c) The Borrower shall default in the observance or performance of any agreement contained in subsection 2.22 or subsection 6.7 or in Section 3 or Section 7 of this Agreement or in Section 4.1 or 4.2 of the Collateral Trust Agreement; or

        (d) The Borrower shall default in the observance or performance of any other agreement contained in this Agreement (other than as provided in paragraphs (a) through (c) of this Section), the Collateral Trust Agreement or any other Basic Document, and such default shall continue unremedied for a period of 30 consecutive days after the date on which written notice thereof, requiring the same to be remedied, shall have been given to the Borrower by the Administrative Agent; or

        (e) (i) The Borrower shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or the Borrower shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 consecutive days; or (iii) there shall be commenced against the Borrower any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii) or (iii) above; or (v) the Borrower shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

        (f) One or more judgments or decrees shall be entered against the Borrower involving in the aggregate a liability (not paid or covered by insurance) of $15,000 or more and all such judgments or decrees shall not have been vacated, discharged, or stayed or bonded pending appeal within 30 days from the entry thereof; or

        (g) The Collateral Trust Agreement shall cease, for any reason, to be in full force and effect or any of the other Basic Documents shall cease, for any reason, to be in full force and effect other than as permitted in accordance with its terms; or

        (h)   A Trust Servicer Default shall have occurred and be continuing;
    or

        (i)   A Trip Servicer Default shall have occurred and be continuing; or

        (j) A "Servicer Default" shall have occurred and be continuing under the Dealer Note Trust Pooling and Servicing Agreement; or

        (k) A Wholesale Servicer Termination Event shall have occurred and be continuing; provided that the Trust shall have acquired the Trust Wholesale Certificate; or

        (l) A Financing Loan Event of Default shall have occurred and be continuing; or

        (m) A Receivable Purchase Termination Event shall have occurred and be continuing; or

        (n) A Retail Receivable Purchase Termination Event shall have occurred and be continuing; or

        (o) If Lease Receivables shall have been previously acquired by Trip, a Lease Receivable Purchase Termination Event shall have occurred and be continuing; or

        (p)   An Administrator Default shall have occurred and be continuing;
    or

        (q) The Borrower shall become required to register under the Investment Company Act of 1940, as amended, as an "investment company" (as defined in such act), and shall not be exempt from compliance from such act; or

        (r) The amount on deposit in the Spread Account (after giving effect to all deposits and withdrawals to be made on any Settlement Date thereto) shall equal zero; provided that the Specified Spread Account Balance is greater than zero; or

        (s) The amount of Wholesale Credit Enhancement shall equal zero; provided that the Trust Wholesale Certificate shall have been acquired by the Trust and the Net Issuer Amount is greater than zero; or

        (t) Trip or NLC, or, at any time after the Borrower shall have acquired the Trust Wholesale Certificate, NFSC, the Wholesale Master Trust or the Dealer Note Trust shall become required to register under the Investment Company Act of 1940, as amended, as an "investment company" (as defined in such act), and shall not be exempt from compliance with such act;

then, and in any such event, the Administrative Agent shall, to the extent of its actual knowledge, give written notice thereof to the Depositary, and the Lenders shall have the following rights: If such event is an Event of Default specified in paragraph (e), (q), (r) or (s) of this Section 8, (x) automatically the right of the Borrower to sell any Commercial

Paper Notes shall immediately terminate and (y) automatically the Commitments shall immediately terminate and the Loans (with accrued interest thereon) shall immediately become due and payable (provided that such termination shall not affect the obligations of the Lenders to make additional Revolving Loans required pursuant to subsection 6.7, Refunding Loans, Non-Pro Rata Revolving Loans or Non-Pro Rata Reserve Account Loans, in each case, upon satisfaction of the applicable conditions precedent thereto). If such an event is an Event of Default other than an Event of Default specified in paragraph (e), (q), (r) or
(s) of this Section 8, any or all of the following actions may be taken: (A) with the consent of the Required Lenders the Administrative Agent may, or upon the request of the Required Lenders the Administrative Agent shall, by notice to the Borrower and the Depositary with respect to Commercial Paper Notes, terminate the right of the Borrower to sell Commercial Paper Notes, whereupon such right shall immediately terminate; and (B) with the consent of the Required Lenders the Administrative Agent may, or upon the request of the Required Lenders the Administrative Agent shall, by notice to the Borrower, declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate (provided that such termination shall not affect the obligations of the Lenders to make additional Revolving Loans required pursuant to subsection 6.7, Refunding Loans, Non-Pro Rata Revolving Loans or Non-Pro Rata Reserve Account Loans, in each case, upon satisfaction of the applicable conditions precedent thereto); and (C) with the consent of the Required Lenders the Administrative Agent may, or upon the request of the Required Lenders the Administrative Agent shall, by notice of default to the Borrower, declare the Loans (with accrued interest thereon) and all other amounts owing under this Agreement to be due and payable forthwith, whereupon the same shall immediately become due and payable (provided that such termination shall not affect the obligations of the Lenders to make additional Revolving Loans required pursuant to subsection 6.7, Refunding Loans, Non-Pro Rata Revolving Loans or Non-Pro Rata Reserve Account Loans, in each case, upon satisfaction of the applicable conditions precedent thereto). Notwithstanding the foregoing, the Loans (with accrued interest thereon) and all other amounts owing hereunder under this Agreement shall be payable solely from funds available pursuant to the Collateral Trust Agreement. Except as expressly provided above in this Section 8, presentment, demand, protest and all other notices of any kind are hereby expressly waived.


        SECTION 9.  THE ADMINISTRATIVE AGENT

        9.1 Appointment. Each Lender hereby irrevocably designates and appoints Chemical Bank as the Administrative Agent of such Lender under this Agreement, and each such Lender hereby irrevocably authorizes Chemical Bank, as the Administrative Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Administrative Agent.

        9.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

        9.3 Exculpatory Provisions. Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement (except for its or such Person's own gross negligence or wilful misconduct), or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any officer thereof contained in this Agreement, the other Basic Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or the other Basic Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the other Basic Documents or for any failure of the Borrower to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or the other Basic Documents, or to inspect the properties, books or records of the Borrower.

        9.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the Lender specified in the Register with respect to any amount owing hereunder as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first receive such advice or concurrence of the Majority Lenders or, if otherwise specifically set forth in a provision hereof, the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Basic Documents in accordance with a request of the Majority Lenders or, if otherwise specifically set forth in a provision hereof, the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the obligations owing by the Borrower hereunder.

        9.5 Notice of Default; Other Notices. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall promptly give notice thereof to the Lenders.
The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders. When the Obligations have been paid in full and the Commitments have been terminated, the Administrative Agent shall provide written notice thereof to the Collateral Trustee.

        9.6 Non-Reliance on Administrative Agent and Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

        9.7 Indemnification. The Lenders agree to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Commitment Percentages in effect on the date on which indemnification is sought under this subsection (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with their Commitment Percentages immediately prior to such date of payment in full), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits and reasonable costs, expenses and disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of all amounts owing hereunder) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement, the other Basic Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Administrative Agent's gross negligence or wilful misconduct. The agreements in this subsection shall survive the payment of the Loans and all other amounts payable hereunder.

        9.8 Administrative Agent in Its Individual Capacity. The Administrative Agent and its Affiliates may make loans to, accept deposits from, and generally engage in any kind of business with, the Borrower, the Administrator or any Affiliate thereof as though the Administrative Agent were not the Administrative Agent hereunder and under the other Basic Documents. With respect to its Loans made or renewed by it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Basic Documents as any Lender and may exercise the same as though it were not the Administrative Agent, and the term "Lenders" shall include the Administrative Agent in its individual capacity.

        9.9 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 30 days' notice to the Lenders. If the Administrative Agent shall resign as Administrative Agent under this Agreement, then the Majority Lenders shall appoint from among the Lenders willing to serve as Administrative Agent a successor agent for the Lenders, which successor agent shall be approved by the Borrower (which approval shall not be unreasonably withheld), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon its appointment, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the obligations hereunder; provided, however, that the Majority Lenders shall not select a successor Administrative Agent hereunder without a confirmation by each of the Rating Agencies that such action will not result in a withdrawal or downgrade of the current ratings of the outstanding Commercial Paper Notes. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this
Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

        9.10 Administrative Agent's Fee. The Borrower shall pay the Administrative Agent the agency fee set forth in the separate letter agreement
between the Administrative Agent and the Borrower.   The Administrator shall be
the sole source of funds with which to pay any amounts payable by the Borrower under this subsection 9.10.


        SECTION 10.  MISCELLANEOUS

        10.1 Amendments and Waivers. (a) Subject to subsection 10.1(b), neither this Agreement nor any terms hereof may be amended, waived, supplemented, restated, discharged or terminated without the written consent of the Administrative Agent, the Majority Lenders and the Borrower; provided, that no such waiver and no such amendment, supplement or modification shall (i) reduce the principal amount of any Loan, extend the maturity of any Loan or reduce the rate or extend the time of payment of interest thereon, or reduce the amount of any fees or commissions receivable by the Lenders hereunder, or increase the amount of any Lender's Commitment, in each case without the consent of each Lender directly affected thereby, (ii) reduce the percentage specified in the definition of Required Lenders or Majority Lenders, or cancel, terminate, amend, supplement, modify or waive this subsection or subsection 7.7(b), in each case without the written consent of all of the Lenders, (iii) amend, modify or waive any provision of Section 9 without the written consent of the Administrative Agent or (iv) amend, modify or waive any provision of Section 8 or the definitions of Retail Receivable Purchase Termination Event, Lease Receivable Purchase Termination Event or Receivable Purchase Termination Event, in each case, without the written consent of the Required Lenders; provided, further, that any provision of this Agreement which by its terms requires the written consent of all the Lenders shall not be amended, waived, supplemented, restated, discharged or terminated without the prior written consent of all the Lenders; and provided, further, that no amendment, waiver, supplement, restatement, discharge or termination hereunder shall be made without a written confirmation by each of the Rating Agencies that such action will not result in a withdrawal or downgrade of the ratings referred to in subsection 5.3(c) of the outstanding Commercial Paper Notes. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrower, the Lenders, the Administrative Agent and all future holders of the obligations owing hereunder. In the case of any waiver, the Borrower, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

        (b) Notwithstanding anything contained herein to the contrary, NFC, NLC, Trip, the Borrower and the Administrative Agent or the Collateral Trustee, on behalf of the Lenders, may enter into such amendments to the Basic Documents as the Administrator deems necessary or advisable to (i) cure any ambiguity contained in any Basic Document or (ii) to correct or supplement any provision contained in any Basic Document that may be defective or inconsistent with any other such provision contained in such Basic Document; provided that no such amendment shall be effective unless (i) the Administrator shall have delivered to each Lender a certificate that each such amendment is necessary or advisable to so cure any such ambiguity or to so correct or supplement any such provision and that such amendment has no material adverse effect on the Lenders, (ii)(A) the Administrator shall have sent a copy of each such amendment to each Lender and each Rating Agency by hand or by overnight courier and (B) such amendment shall not have been rejected in writing received by the Administrative Agent within ten Business Days after the Administrator shall have so distributed such amendment by Lenders with Voting Percentages which aggregate more than 33-1/3% and (iii) the Administrator shall have received written confirmation by each of the Rating Agencies that such amendment will not result in the withdrawal or downgrade of the ratings referred to in subsection 5.3(c) of the outstanding Commercial Paper Notes. The procedures specified in this subsection 10.1(b) for approval of amendments are in addition to the procedures specified in subsection 10.1(a) and nothing contained in this subsection shall limit the Administrator from seeking, at any time, the approval of the Lenders of any amendment pursuant to subsection 10.1(a).

        10.2 Notices. Except where telephonic instructions or notices are authorized herein to be given, all notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand or by overnight courier, or, in the case of telecopy notice, when received, addressed as follows in the case of the Borrower, the Administrative Agent and the Collateral Trustee, and as set forth in Schedule I in the case of the other parties hereto, or to such address or other address as may be hereafter notified by the respective parties hereto and any future holders of the obligations owing hereunder:

              The Borrower:   NFC ASSET TRUST
                              c/o CHEMICAL BANK DELAWARE
                              1201 Market Street
                              Wilmington, Delaware  19801
                              Attention:  Corporate Trustee Administration
                              Telecopy:  (302) 984-4889


            with a copy to:   Navistar Financial Corporation
                              2850 West Golf Road
                              Rolling Meadows, Illinois  60008
                              Attention:  General Counsel
                              Telecopy:  (708) 734-4090


        The Administrative
                     Agent:   CHEMICAL BANK
                              140 East 45th Street, 29th Floor
                              New York, New York  10017
                              Attention:  Sandra Miklove
                              Telecopy:  (212) 622-0002

            The Collateral
                   Trustee:   BANKERS TRUST COMPANY
                              Four Albany Street
                              Mail Stop 5091
                              New York, New York  10006
                              Attention:  Corporate Trust Department
                              Telecopy:  (212) 250-6622
provided that any notice, request or demand to or upon the Lenders or the Administrative Agent pursuant to subsections 2.3, 2.6, 2.7 and 2.11 shall not be effective until received.

        10.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any Lender or the Administrative Agent, any right, remedy, power or privilege hereunder, and no course of dealing between the Borrower and any Lender, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law. No notice to or demand on any party in any case shall entitle such party to any other or further notice or demand in similar or other circumstances, or constitute a waiver of the right of the other party to any other or further action in any circumstances without notice or demand.

        10.4 Survival of Representations and Warranties. All representations and warranties made by the Borrower hereunder, in any of the other Basic Documents and in any other document, certificate or statement delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

        10.5 Payment of Expenses and Taxes. (a) Subject to 10.5(c) and subsection 10.15, the Borrower shall pay, on demand, whether or not this Agreement becomes effective: (i) all reasonable out-of-pocket expenses of the Administrative Agent and its Affiliates, including the reasonable fees and disbursements of special counsel for the Administrative Agent (and local counsel consulted by such special counsel) incurred in connection with the negotiation, preparation, execution and delivery of the Basic Documents and the other documents referred to herein and therein; (ii) the reasonable fees and disbursements of counsel to each Lender incurred in connection with the preparation, execution and delivery of the opinions referred to in subsection 5.2(c)(ii); (iii) the reasonable fees and disbursements of special counsel for the Administrative Agent (and local counsel consulted by such special counsel) incurred in connection with the negotiation, preparation, execution and delivery of any waiver or amendment of, or supplement to or other modification of, any Basic Document, or any Default or alleged Default under this Agreement and (iv) if an Event of Default occurs, all reasonable costs and expenses of collection (including without limitation reasonable fees and disbursements of special counsel for the Administrative Agent and any other counsel to any Lender, including reasonable allocated costs and expenses of staff counsel) incident to the enforcement of, or protection or preservation of any right or claim of the Administrative Agent, any Lender, the Owner Trustee or the Collateral Trustee under, any Basic Document.

        (b) The Borrower agrees, in addition to its obligations under subsection 10.5(a) and without limiting the rights of the Lenders and the Administrative Agent thereunder, to indemnify the Administrative Agent and each Lender, their respective Affiliates and their respective directors, officers, agents and employees of the foregoing (each, an "Indemnitee") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs (including without limitation, settlement costs) and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) or other dispute brought or threatened relating to or arising out of any Basic Document or any actual or proposed use of proceeds of Loans under this Agreement, provided that (i) no Indemnitee shall have the right to be indemnified under this Agreement for such Indemnitee's own gross negligence or willful misconduct as determined by a court of competent jurisdiction and (ii) the Borrower shall not be liable under this subsection (b) in connection with any proceeding or related proceedings in the same jurisdiction or any other dispute, for (A) the fees and expenses of more than one separate firm (and one local counsel) for all the Lenders and all Affiliates of the Lenders or (B) the fees and expenses of more than one separate firm (and one local counsel) for the Administrative Agent (in connection with its actions in such capacity under this Agreement) unless, in either case, representation by the same counsel would be inappropriate due to actual or potential differing interests.

        (c) The Administrator shall be the sole source of funds with which to pay any amounts payable by the Borrower under this subsection 10.5.

        10.6 Successors and Assigns; Participation. (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Administrative Agent, all future holders of the obligations owing hereunder and their respective successors and assigns; provided that the Borrower shall not assign or transfer any or all its rights and obligations hereunder without the prior written consent of each Lender.

        (b) Any Lender may, in the ordinary course of its commercial banking or lending business and in accordance with applicable law, at any time sell to one or more commercial banks ("Participants") participating interests in any Loan owing to such Lender, the Commitment of such Lender or any other interest of such Lender hereunder. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under this Agreement to the other parties to this

Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any obligation owing to it hereunder for all purposes under this Agreement and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. The Borrower agrees that each Participant shall be entitled to the benefits of subsections 2.18, 2.19, 2.20, 2.21 and
10.5 with respect to its participation in the Commitment and the Loans outstanding from time to time; provided, that no Participant shall be entitled to receive any greater amount pursuant to such subsections than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred; provided, further, that no Participant shall have the right to directly enforce the Borrower's obligations under such subsections. In the event of any such sale by a selling Lender of a participating interest to a Participant the selling Lender shall not grant any such Participant any voting rights or veto power over any action by the selling Lender under this Agreement, except that the selling Lender may agree not to take any action which would require the consent of such selling Lender under subsection 10.1(a)(i) or (ii) or 7.7(b)(ii) without the consent of such Participant.

        (c) Any Lender may, in the ordinary course of its commercial banking or lending business and in accordance with applicable law, (i) with the written consent of the Administrative Agent (which consent shall not be unreasonably withheld), at any time sell all or any part of its rights and obligations under this Agreement to any Lender or any Affiliate thereof and (ii) with the written consent of the Administrative Agent and the Borrower (which in each case shall not be unreasonably withheld) sell to one or more additional commercial banks party to the NFC Revolving Credit Facility ("Purchasing Lenders"), all or any part of its rights and obligations under this Agreement pursuant to an Assignment and Acceptance, substantially in the form of Exhibit T (an "Assignment and Acceptance"), executed by such Purchasing Lender, such transferor Lender (and, in the case of a Purchasing Lender that is not then a Lender or an Affiliate thereof, by the Administrative Agent and the Borrower), and delivered to the Administrative Agent for its acceptance and recording in the Register; provided that (A) unless otherwise agreed to in writing by the Administrator and the Borrower, each such sale pursuant to this subsection 10.6(c) shall be in an amount of $10,000,000 or more (or, if less, such transferor Lender's entire Commitment), (B) such Purchasing Lender is an Eligible Assignee, (C) such Purchasing Lender delivers to the Rating Agencies such opinions of counsel as may be required by the Rating Agencies (at such Purchasing Lender's expense) as to the enforceability of this Agreement against such Purchasing Lender and (D) such Assignment and Acceptance is accompanied by a confirmation by each Rating Agency of the ratings of the outstanding Commercial Paper. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment as set forth therein, and (y) the transferor Lender thereunder shall, to the extent of the interest transferred, as reflected in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of a Assignment and Acceptance covering all or the remaining portion of a transferor Lender's rights and obligations under this Agreement, such transferor Lender shall cease to be a party hereto). Such Assignment and Acceptance shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement.

        (d) The Administrative Agent shall maintain at its address referred to in subsection 10.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment of and the principal amount of any Loans of each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as the owner of the Loan recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

        (e) Upon its receipt of an Assignment and Acceptance executed by a transferor Lender and a Purchasing Lender (and, in the case of a Purchasing Lender that is not then a Lender or an Affiliate thereof, by the Borrower and the Administrative Agent), together with payment to the Administrative Agent of a registration and processing fee of $3,500, if such Purchasing Lender is not then a Lender, the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Borrower.

        (f) Subject to subsection 10.17, the Borrower authorizes each Lender to disclose to any Participant or Purchasing Lender (each, a "Transferee") and any prospective Transferee any and all financial information in such Lender's possession which has been delivered to such Lender pursuant to this Agreement or which has been delivered to such Lender in connection with such Lender's credit evaluation prior to becoming a party to this Agreement.

        (g) Nothing herein shall prohibit any Lender from pledging or assigning all or any portion of the Loans to any Federal Reserve Bank in accordance with applicable law. In order to facilitate such pledge or assignment, the Borrower hereby agrees that, upon the request of any Lender at any time and from time to time after the Borrower has made its initial Borrowing hereunder, the Borrower shall provide to such Lender, at the Borrower's expense, a promissory note, substantially in the form of Exhibit U, evidencing the Loans made by such Lender.

        10.7 Adjustments. If any Lender (a "benefitted Lender") shall at any time receive any payment of all or part of its Loans (other than pursuant to subsection 5.3(a)(xiii)(A) of the Collateral Trust Agreement), or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 8(e) or otherwise) in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans, or interest thereon, such benefitted Lender shall purchase for cash from the other Lenders such portion of each such other Lender's Loan, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

        10.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Administrator and the Administrative Agent.

        10.9 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

        10.10 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

        10.11   Acknowledgements.  The Borrower hereby acknowledges that:

        (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Basic Documents;

        (b) neither the Administrative Agent nor any Lender has any fiduciary relationship to the Borrower, and the relationship between Administrative Agent and Lenders, on one hand, and the Borrower, on the other hand, is solely that of debtor and creditor; and

        (c) no joint venture, partnership or any other kind of entity exists among the Lenders or among the Borrower and the Lenders.

        10.12 Submission To Jurisdiction; Waivers. The Borrower hereby irrevocably and unconditionally submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any court of the State of New York sitting in New York County for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated by this Agreement. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

        10.13 WAIVERS OF JURY TRIAL. THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER BASIC DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

        10.14 No Bankruptcy Petition. Each Lender and the Administrative Agent, severally and not jointly, hereby covenants and agrees that prior to the date which is one (1) year and one (1) day after the later to occur of the Final Scheduled Maturity Date and the payment in full of all Commercial Paper Notes, it will not institute against, or join any other Person in instituting against, the Borrower, Trip, NLC, NFSC, the Wholesale Master Trust or the Dealer Note Trust any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States. Nothing in this subsection
10.14 shall preclude, or be deemed to estop, any Lender or the Administrative Agent from taking or omitting to take any action prior to such date in (i) any case or proceeding voluntarily filed or commenced by or on behalf of the Borrower, Trip, NLC, NFSC, the Wholesale Master Trust or the Dealer Note Trust under or pursuant to any such law or (ii) any involuntary case or proceeding pertaining to the Borrower, Trip, NLC, NFSC, the Wholesale Master Trust or the Dealer Note Trust which is filed or commenced by or on behalf of a Person other than any such Lender or the Administrative Agent (or any Person to which any such Lender or the Administrative Agent shall have assigned, transferred or otherwise conveyed any part of the obligations of the Borrower, Trip, NLC, NFSC, the Wholesale Master Trust or the Dealer Note Trust hereunder) under or pursuant to any such law.

        10.15 Limited Recourse. The obligations of the Borrower under this Agreement, the Collateral Trust Agreement and all other Basic Documents are solely the obligations of the Borrower. Except as otherwise provided in the Basic Documents, no recourse shall be had for the payment of any amount owing in respect of Loans or for the payment of any fee or other obligation or claim arising out of or based upon this Agreement, the Collateral Trust Agreement or any other Basic Document against any holder of beneficial interest of the Borrower; provided, however, that nothing in this subsection 10.15 shall relieve any of the foregoing Persons from any liability which such Person may otherwise have for his or its willful misconduct. For purposes of this subsection 10.15 the term "holder of beneficial interest" shall mean and include such holder of beneficial interest and all Affiliates, employees, officers, directors, stockholders and beneficial owners of such holder of beneficial interest.

        10.16 Further Assurances. The Borrower agrees to do such further acts and things and to execute and deliver to the Administrative Agent such additional assignments, agreements, powers and instruments, as the Administrative Agent may require or deem advisable to carry into effect the purposes of this Agreement and the other Basic Documents or to better assure and confirm unto the Administrative Agent its rights, powers and remedies hereunder.

        10.17 Confidentiality. Each Lender agrees to keep confidential all non-public information provided to it by the Borrower or any Affiliate of the Borrower pursuant to the Basic Documents; provided that nothing herein shall prevent any Lender from disclosing any such information (i) to the Administrative Agent or any other Lender, (ii) to any prospective Transferee which agrees to comply with the provisions of this subsection and executes and delivers to the Administrator an agreement to such effect, (iii) to its Affiliates, employees, directors, agents, attorneys, accountants and other professional advisors in connection with the transactions contemplated by this Agreement or any other credit arrangements between such Lender and the Borrower or any of its Affiliates, (iv) upon the request or demand of any Governmental Authority having jurisdiction over such Lender, (v) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (vi) which has been publicly disclosed other than in breach of this Agreement, or (vii) in connection with the exercise of any remedy hereunder.

        10.18 Limitation of Liability. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Chemical Bank Delaware, not individually or personally but solely as trustee of the Borrower, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Borrower is made and intended not as personal representations, undertakings and agreements by Chemical Bank Delaware but is made and intended for the purpose for binding only the Borrower and (c) under no circumstances shall Chemical Bank Delaware be personally liable for the payment of any indebtedness or expenses of the Borrower or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Borrower under this Agreement or the other Basic Documents.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                                           NFC ASSET TRUST

                                           By:  CHEMICAL BANK DELAWARE,
                                                not in its individual
                                                capacity but solely as
                                                Owner Trustee

                                                By: /s/ John Cashin
                                                -----------------------------
                                                Title: Senior Trust Officer


                                           CHEMICAL BANK, as Lender and
                                           Administrative Agent


                                           By:  /s/ Karen M. Sager
                                                ------------------------------
                                                Title: Vice President

                                                               SCHEDULE I to the
                                                             Liquidity Agreement



Lender                                                              Commitment
- ------                                                              ----------
CHEMICAL BANK                                                       $30,312,500
270 Park Avenue
New York, New York  10017
Attention: Karen Sager
Telecopy: (212) 972-9854

BANK OF AMERICA ILLINOIS                                            $30,312,500
231 South LaSalle Street
Chicago, Illinois  60697
Attention:  Marianne Mihalik
Telecopy:  (312) 828-7855

THE BANK OF NOVA SCOTIA                                             $30,312,500
181 West Madison, Suite 3700
Chicago, Illinois  60602
Attention: Al Spurgin
Telecopy: (312) 201-4108

MORGAN GUARANTY TRUST COMPANY                                       $30,312,500
  OF NEW YORK
60 Wall Street
New York, New York  10260-0060
Attention: Charles King
Telecopy: (212) 648-5336

THE BANK OF NEW YORK                                                $18,750,000
One Wall Street
19th Floor
New York, New York  10286
Attention: Charlotte Sohn
Telecopy: (212) 635-1208

BANK OF MONTREAL                                                    $12,500,000
115 South LaSalle Street
12th Floor
Chicago, Illinois  60603
Attention:  Marc Heyden
Telecopy:  (312) 750-6057

MELLON BANK, N.A.                                                   $18,750,000
55 West Monroe, Suite 2600
Chicago, Illinois  60603
Attention: Laurel L. Larson
Telecopy: (312) 357-3414


                                                                             2

Lender                                                              Commitment
- ------                                                              ----------
THE FIRST NATIONAL BANK OF CHICAGO                                  $18,750,000
One First National Plaza
Suite 0088, 14th Floor
Chicago, Illinois  60670
Attention: William R. Madden
Telecopy: (312) 732-5161

CREDIT SUISSE                                                       $12,500,000
12 East 49th Street
New York, New York  10017
Attention:  Russ Castrogiovanni
Telecopy:  (212) 238-5332


THE FUJI BANK, LIMITED                                              $12,500,000
225 West Wacker Drive
Suite 2000
Chicago, Illinois  60606
Attention:  Gordon Mark
Telecopy:  (312) 621-0539

BAYERISCHE VEREINSBANK A.G.                                         $10,000,000
335 Madison Avenue
19th Floor
New York, New York  10017
Attention:  Ray White
Telecopy:  (212) 210-0354

THE BOATMEN'S NATIONAL BANK OF                                      $ 6,250,000
  ST. LOUIS
1 Boatmen's Plaza
800 Market Street
St. Louis, Missouri  63101
Attention: Robert S. Holmes, Jr.
Telecopy: (314) 466-6499

NATIONSBANK OF NORTH CAROLINA, N.A.                                 $18,750,000
71 West Madison Street, Suite 5300
Chicago, Illinois  60602
Attention: Matthew Walters
Telecopy: (312) 372-9194

THE NORTHERN TRUST COMPANY                                          $18,750,000
50 South LaSalle Street
Chicago, Illinois  60675
Attention:  J. Mark Berry
Telecopy:  (312) 630-1566


                                                                            3

Lender                                                              Commitment
- ------                                                              ----------
SWISS BANK CORPORATION,                                             $12,500,000
NEW YORK BRANCH
222 Broadway
New York, New York  10038
Attention: Donald Lucardi
Telecopy: (212) 574-4131

ROYAL BANK OF CANADA                                                $18,750,000
One North Franklin, Suite 700
Chicago, Illinois  60606
Attention: Holly Spencer-Kaczmarczyk
Telecopy: (312) 551-0805

                                                              SCHEDULE II to the
                                                             Liquidity Agreement



                                                        Participation Fee
Lender's Initial Commitment                             Percentage
- ---------------------------                             -----------------
Less than $12,500,000                                           .075%

Greater than or equal to $12,500,000 but less than
$18,750,000                                                     .10%

Greater than or equal to $18,750,000 but less than
$31,250,000                                                     .125%

Greater than or equal to $31,250,000                            .15%